UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Lumentum Holdings Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

2016 PROXY STATEMENT
AND FISCAL 2016 ANNUAL REPORT

LUMENTUM HOLDINGS INC.

400 NORTH MCCARTHY BOULEVARD
MILPITAS, CALIFORNIA 95035

September 19, 2016

Dear Lumentum Stockholders:

We are pleased and excited to invite you to the first Annual Meeting of stockholders of Lumentum Holdings Inc. on Friday, November 4, 2016 at 8:30 a.m. (Pacific Time) which will be a “virtual meeting” of stockholders, conducted via the Internet.

Just over a year ago we became an independent publicly-traded company through the distribution by JDS Uniphase Corporation to its stockholders of 80.1% of our outstanding common stock. In the separation, we brought with us deep customer relationships and advanced technology based on over 30 years of innovation history. We have been and continue to be focused on enabling our customers to win in their markets. We drive the speed and scale of networking, advanced manufacturing, and more recently cloud applications. Over the past year, we have seen the market for our products strengthen, as network operators around the world are in the middle of, or are planning, significant upgrades to their networks. Additionally, our laser customers are gaining traction with their products that incorporate our subsystems and technology. We continue to invest in next-generation products and technologies to position ourselves for success now, and in the future.

Our virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LITE, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this method for our Annual Meeting over an in-person meeting.

Details regarding how to attend the Annual Meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

We are pleased to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules.

Your vote is important and we hope you will vote as soon as possible, regardless of whether you plan to attend the meeting. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card.

Thank you for your ongoing support of and interest in Lumentum.

Sincerely,

Martin A. Kaplan Chairman of the Board	Alan S. Lowe President and Chief Executive Officer

LUMENTUM HOLDINGS INC.

400 NORTH MCCARTHY BLVD.
MILPITAS, CALIFORNIA 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:30 a.m. Pacific Time on Friday, November 4, 2016

Dear Stockholders of Lumentum Holdings Inc.:

The 2016 Annual Meeting of stockholders (the “Annual Meeting”) of Lumentum Holdings Inc., a Delaware corporation, will be held virtually on Friday, November 4, 2016 at 8:30 a.m. Pacific Time. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LITE, where you will be able to listen to the meeting live, submit questions and vote online.

We are holding the meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect six directors, all of whom are currently serving on our board of directors, to serve until our 2017 Annual Meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve the Executive Officer Performance-Based Incentive Plan;

3.	To approve the amendment and restatement of our 2015 Equity Incentive Plan; and

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending July 1, 2017.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on September 12, 2016 as the record date for the Annual Meeting. Only stockholders of record on September 12, 2016 are entitled to notice of and to vote at the virtual Annual Meeting and any adjournments thereof.

YOUR VOTE IS IMPORTANT. Whether or not you plan to virtually attend the Annual Meeting, please cast your vote as soon as possible by Internet or telephone. If you received a paper copy of the proxy materials by mail, you may submit your proxy card in the postage-prepaid envelope provided. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting or not. If you attend the virtual Annual Meeting, you may revoke your proxy and vote via the virtual meeting website. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your account manager to vote your shares.

We thank you for your support and we hope you are able to attend our virtual Annual Meeting.

By order of the Board of Directors, Alan S. Lowe President and Chief Executive Officer Milpitas, California September 19, 2016

LUMENTUM HOLDINGS INC.

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held Virtually at 8:30 a.m. Pacific Time on Friday, November 4, 2016

The accompanying proxy is solicited on behalf of the board of directors of Lumentum Holdings Inc. (“Lumentum” or the “Company”) for use at the Lumentum 2016 Annual Meeting of Stockholders (“Annual Meeting”) to be held virtually on November 4, 2016 at 8:30 a.m. (Pacific Time), and any adjournment or postponement of the Annual Meeting. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LITE, where you will be able to listen to the meeting live, submit questions and vote online.

The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting (“Proxy Statement”) and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about September 21, 2016. Lumentum’s annual report on Form 10-K for the fiscal year ended July 2, 2016 filed on September 2, 2016 (“Annual Report”) will be available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient and less costly and helps conserve natural resources.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

●	the election of six directors, all of whom are currently serving on our board of directors, to serve until our 2017 Annual Meeting of stockholders and until their successors are duly elected and qualified;

●	approval of the Lumentum Executive Officer Performance-Based Incentive Plan;
●	approval of the amendment and restatement of our 2015 Equity Incentive Plan;
●	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending July 1, 2017; and
●	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

●	“FOR” the election of Martin A. Kaplan, Harold L. Covert, Penelope A. Herscher, Samuel F. Thomas, Brian J. Lillie and Alan S. Lowe;
●	“FOR” the approval of the Lumentum Executive Officer Performance-Based Incentive Plan;
●	“FOR” the approval of the amendment and restatement of our 2015 Equity Incentive Plan; and
●	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending July 1, 2017.

Proxy Statement

Who is entitled to vote?

Holders of our common stock as of the close of business on September 12, 2016, the record date, may vote at the Annual Meeting. As of the record date, there were 60,090,203 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

Stockholder of Record: Shares Registered in Your Name. If, on the record date, your shares were registered directly in your name with our transfer agent, ComputerShare Investor Services, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the virtual Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the record date, your shares were held on your behalf in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares held in street name. Accordingly, the Notice of Internet Availability, Proxy Statement and any accompanying documents have been provided to your broker or nominee, who in turn provided the materials to you. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by using the voting instruction card or by following their instructions for voting on the Internet or by telephone.

How many votes are needed for approval of each proposal?

●	Proposal No. 1: Each director must be elected by the affirmative vote of a majority of the votes cast with respect to that director. This means that the number of votes cast for a director must exceed the number of votes cast against that director, with abstentions and broker non-votes not counted as votes cast as either for or against such director’s election.

●	Proposal No. 2: The approval of the Executive Officer Performance-Based Incentive Plan requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Brokers non-votes will have no effect on the outcome of this vote.

●	Proposal No. 3: The approval of the amendment and restatement of the 2015 Equity Incentive Plan requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Brokers non-votes will have no effect on the outcome of this vote.

●	Proposal No. 4: The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Brokers will have discretion to vote on this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

●	vote via the virtual meeting website – any stockholder can attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/LITE, where stockholders may vote and submit questions during the meeting. The Annual Meeting starts at 8:30 a.m. (Pacific Time) on November 4, 2016. Please have your 16-digit control number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com;

●	by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. on November 3, 2016 (have your proxy card in hand when you visit the website);
●	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call); or
●	by completing and mailing your proxy card (if you received printed proxy materials).

Proxy cards submitted by mail must be received by November 3, 2016 to be voted at the Annual Meeting. Please note that the Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on November 3, 2016. Submitting your proxy, whether via Internet, by telephone or by mail, will not affect your right to vote in person should you decide to attend the virtual Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. You may either vote “FOR” all of the nominees to the board of directors, or you may withhold your vote from all nominees or any nominee you specify. For Proposals 2, 3 and 4, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated in this proxy.

8   2016 Proxy Statement

Proxy Statement

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

●	entering a new vote by Internet or by telephone;
●	returning a later-dated proxy card;
●	delivering to the Secretary of Lumentum Holdings Inc., by any means, a written notice stating that the proxy is revoked; or
●	attending and voting at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

How can I attend the Annual Meeting?

You are entitled to participate in the virtual Annual Meeting if you were a holder of Lumentum shares as of the record date of September 12, 2016. You will be able to attend online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/LITE. You also will be able to vote your shares electronically at the virtual Annual Meeting. To participate, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied the proxy materials.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Alan Lowe, Aaron Tachibana and Judy Hamel have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our annual report, primarily via the Internet. As a result, we are mailing to many of our stockholders a notice of the Internet availability of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice of Internet Availability of the proxy materials. In addition, the notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. In addition to using the Internet, our directors, officers and employees may solicit proxies in person and by mailings, telephone, facsimile, or electronic transmission, for which they will not receive any additional compensation.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP. Your broker will not have discretion to vote on the election of directors, approval of the Lumentum Executive Officer Performance-Based Incentive Plan and approval of the Amended and Restated 2015 Equity Incentive Plan, which are “non-routine” matter absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we

Proxy Statement

have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Lumentum Holdings Inc.
Attention: Investor Relations
400 North McCarthy Blvd.
Milpitas, California 95035

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next Annual Meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2017 Annual Meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than May 9, 2017. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Lumentum Holdings Inc.
Attention: Secretary
400 North McCarthy Blvd.
Milpitas, California 95035

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an Annual Meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an Annual Meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the Annual Meeting by or at the direction of our board of directors, or (iii) properly brought before the Annual Meeting by a stockholder of record entitled to vote at the Annual Meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2017 Annual Meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

●	not earlier than August 6, 2017; and
●	not later than the close of business on September 5, 2017.

In the event that we hold our 2017 Annual Meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received later than the close of business on the later of the following two dates:

●	the 90th day prior to such Annual Meeting; or
●	the 10th day following the day on which public announcement of the date of such Annual Meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an Annual Meeting does not appear to present his, her or its proposal at such Annual Meeting, we are not required to present the proposal for a vote at such Annual Meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance—Governance Committee.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an Annual Meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

10   2016 Proxy Statement

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of six members. Five of our directors are independent within the meaning of the listing standards of the NASDAQ Stock Market.

DIRECTOR INDEPENDENCE

Our board of directors consists of six members. Our board of directors consists of a majority of independent directors and committees of our board of directors consist solely of independent directors, as required by NASDAQ listing standards. Our board of directors has determined that the following directors are independent under the NASDAQ listing standards: Martin A. Kaplan, Harold L. Covert, Penelope A. Herscher, Brian J. Lillie and Samuel F. Thomas.

BOARD LEADERSHIP STRUCTURE

Our board of directors has determined that it is in the best interests of the Company to maintain the board chairperson and chief executive officer positions separately. The board believes that having an outside, independent director serve as chairperson is the most appropriate leadership structure, as this enhances its independent oversight of management and the Company’s strategic planning, reinforces the board of director’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the board. Moreover, we believe an independent chairperson can more effectively lead the board in objectively evaluating the performance of management, including the chief executive officer, and guide it through appropriate board governance processes.

BOARD OVERSIGHT OF RISK

We take a comprehensive approach to risk management. We believe risk can arise in every decision and action taken by the Company, whether strategic or operational. We therefore seek to include risk management principles in all of our management processes and in the responsibilities of our employees at every level. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the board of directors to support the board of directors’ role in oversight, approval and decision-making.

Management is responsible for the day-to-day supervision of risks the Company faces, while the board of directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior management attends board of directors meetings, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by the board of directors. Additionally, our committees assist the board of directors in fulfilling its oversight responsibilities in certain areas. Generally, the committee with subject matter expertise in a particular area is responsible for overseeing the management of risk in that area. For example, the Audit Committee coordinates the board of directors’ oversight of the Company’s internal controls over financial reporting and disclosure controls and procedures. Management regularly reports to the Audit Committee on these areas. Additionally, the Compensation Committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning for senior executives. The Governance Committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and corporate governance topics. When any of the committees receives a report related to material risk oversight, the chairman of the relevant committee reports on the discussion to the full board of directors.

COMPENSATION PROGRAM RISK ASSESSMENT

Consistent with SEC disclosure requirements, in fiscal year 2016 a team composed of senior members of our human resources, finance and legal departments and our compensation consultant, Semler Brossy, inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with Company’s management in an effort to assess whether any of our policies or practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of the Company’s compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee, which consulted with Semler Brossy. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Corporate Governance

BOARD COMMITTEES AND MEETINGS

During fiscal year 2016, the board of directors held seven (7) meetings. The board of directors has three committees: an Audit Committee, Compensation Committee, and Governance Committee. The members of the committees during fiscal year 2016 are identified below.

Each director attended at least 75% of the aggregate of all meetings of the board of directors and any committees on which he or she served during fiscal year 2016 after becoming a member of the board of directors or after being appointed to a particular committee. The Company encourages, but does not require, its board of directors’ members to attend the Annual Meeting. We anticipate that all directors will attend the 2016 Annual Meeting.

AUDIT COMMITTEE

Members: Meetings:	Harold L. Covert (Chair) Martin A. Kaplan Brian J. Lillie 8

The Audit Committee is responsible for assisting the full board of directors in fulfilling its oversight responsibilities relative to:

●the Company’s financial statements;
●financial reporting practices;
●systems of internal accounting and financial control;
●internal audit function;
●annual independent audits of the Company’s financial statements; and
●such legal and ethics programs as may established from time to time by the board of directors.

The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. In addition, the Audit Committee considers whether the Company’s independent auditors’ provision of non-audit services is compatible with maintaining the independence of the independent auditors. The board of directors has determined that all members of the Audit Committee are “independent” as defined in the applicable rules and regulations of the SEC and NASDAQ. The board of directors has further determined that Harold L. Covert is an “Audit Committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of the Audit Committee charter can be viewed at the Company’s website at www.lumentum.com.

COMPENSATION COMMITTEE

Members: Meetings:	Penelope A. Herscher (Chair) Samuel F. Thomas Harold L. Covert 6

The Compensation Committee is responsible for:

●ensuring that the Company adopts and maintains responsible and responsive compensation programs for its employees, officers and directors consistent with the long-range interests of stockholders; and
●the administration of the Company’s employee stock purchase plans and equity incentive plans.

The chair of the Compensation Committee reports on the Compensation Committee’s actions and recommendations at board of directors meetings. In addition, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. During fiscal year 2016, the Compensation Committee engaged Semler Brossy, a national compensation consulting firm, to assist with the Committee’s analysis and review of the compensation of our executive officers. Semler Brossy attends all Compensation Committee meetings, works directly with the Committee Chair and Committee members, and sends all invoices, including descriptions of services rendered, to the Committee Chair for review and payment approval. Semler Brossy performed no work for the Company that was not in support of the Committee’s charter nor authorized by the Committee Chair during fiscal year 2016. All members of the Compensation Committee are “independent” as that term is defined in the applicable NASDAQ rules and regulations. A copy of the Compensation Committee charter can be viewed at the Company’s website at www.lumentum.com. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the section entitled “Executive Compensation – Compensation Practices.”

12   2016 Proxy Statement

Corporate Governance

GOVERNANCE COMMITTEE

Members: Meetings:	Martin A. Kaplan (Chair) Penelope A. Herscher Brian J. Lillie 3

The Governance Committee:

●serves as the Company’s nominating committee;
●reviews current trends and practices in corporate governance; and
●recommends to the board of directors the adoption of governance programs.

As provided in the charter of the Governance Committee, nominations for director may be made by the Governance Committee or by a stockholder of record entitled to vote. The Governance Committee will consider and make recommendations to the board of directors regarding any stockholder recommendations for candidates to serve on the board of directors. Stockholders wishing to recommend candidates for consideration by the Governance Committee may do so by writing to the Company’s Corporate Secretary at 400 North McCarthy Boulevard, Milpitas, California 95035 providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of Company’s stock not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s Annual Meeting to assure time for meaningful consideration by the Governance Committee. Our amended and restated bylaws specify in greater detail the requirements as to the form and content of the stockholder’s notice. We recommend that any stockholder wishing to nominate a director review a copy of our amended and restated bylaws which may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. All members of the Governance Committee are “independent” as that term is defined in the applicable NASDAQ rules and regulations.

In reviewing potential candidates for the board of directors, the Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, diversity, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. It is the Governance Committee’s goal to nominate candidates with diverse backgrounds and capabilities, to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas pertinent to the Company’s long term business and strategic objectives. The Governance Committee intends to continue to evaluate candidates for election to the board of directors on the basis of the foregoing criteria. While we do not have a formal written policy regarding consideration of diversity in identifying candidates, as discussed above, diversity is one of the numerous criteria that the Governance Committee considers when reviewing potential candidates. A detailed description of the criteria used by the Governance Committee in evaluating potential candidates may be found in the charter of the Governance Committee.

The Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.lumentum.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or Compensation Committee.

Corporate Governance

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our General Counsel at Lumentum Holdings Inc., 400 North McCarthy Boulevard, Milpitas, California 95035. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT

Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct is posted on the Investors page under the Corporate Governance portion of our website at www.lumentum.com. We will post amendments to our Code of Business Conduct or waivers of our Code of Business Conduct for directors and executive officers on the same website.

RISK MANAGEMENT

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the Company, as well at such other times as they deemed appropriate.

While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting, liquidity risk and cybersecurity risk. Our Governance Committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

14   2016 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Six directors have been nominated by our board of directors for election at the Annual Meeting, each to serve a one-year term until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified. All of the nominees are currently members of the board of directors. All of the director nominees are independent under the listing standards of the NASDAQ Stock Market except for Mr. Lowe.

Each of our current directors joined the Company in August 2015 in connection with the Separation. Ms. Herscher and Messrs. Covert and Kaplan were members of JDS Uniphase Corporation’s (now named Viavi Solutions Inc. and referred to herein as “Viavi”) board of directors and resigned at the time of the Separation and joined Lumentum’s board of directors. Messrs. Thomas and Lillie were recommended by the Nominating and Governance Committee of JDS Uniphase Corporation prior to the Separation and joined the Lumentum board of directors upon the completion of the Separation.

Each director will be elected by the affirmative vote of a majority of the votes cast, meaning that the numbers of votes cast “FOR” a director nominee exceeds the number of votes cast “AGAINST” that nominee.

We have no reason to believe that the nominees named below will be unable or unwilling to serve as a director if elected.

DIRECTOR NOMINEES

The Governance Committee selects nominees from a broad base of potential candidates and seeks qualified candidates with diverse backgrounds and experience, who possess the highest ethical and professional character and will exercise sound business judgment. The Nominating and Governance Committee seeks people who are accomplished in their respective fields and have superior credentials. A candidate must have an employment and professional record which demonstrates, in the committee’s judgement, that the candidate has sufficient and relevant experience and background, taking into account positions held and industries, markets and geographical locations served.

Our Governance Committee and the Board have evaluated each of the director nominees. Based on this evaluation, the Governance Committee and the board of directors have concluded that it is in the best interest of Lumentum and its stockholders for each of the proposed director nominees listed below to continue to serve as a director of Lumentum. The nominee’s individual biographies below contain information about their experience, qualifications and skills that led our board of directors to nominate them.

MARTIN A. KAPLAN	Age 78 Director Since August 2015

Experience:

Mr. Kaplan is chairman of the board of Superconductor Technologies and was a member of the board of directors of Viavi until the completion of the Separation. Mr. Kaplan is also a member of the board of directors of Sentinels of Freedom Scholarship Foundation which assists severely wounded veterans transition to civilian life. From May 1998 until his retirement in May 2000 after 40 years in the technology industry, Mr. Kaplan was executive vice president of Pacific Telesis Group, Inc., parent of Pacific Bell, a telecommunications company, responsible for integration following the merger of SBC Communications, Inc. (“SBC”), a telecommunications company, and Pacific Telesis Group, Inc., followed by the same role for other SBC mergers. Mr. Kaplan holds a Bachelor of Science degree in Engineering from California Institute of Technology.

Committee Membership: Audit and Governance (Chair)

Qualifications:

●	extensive business leadership
●	operational and technical experience in the telecommunications industry, including substantial experience in mergers and acquisitions
●	valuable corporate governance experience from service on the boards and committees of public and private companies

Proposal No. 1

HAROLD L. COVERT	Age 69 Director Since August 2015

Experience:

Mr. Covert is currently chief financial officer of Harmonic, Inc., a provider of video delivery infrastructure solutions, which he joined in October 2015. From 2014 to 2015, Mr. Covert was an independent business consultant, and from 2011 to 2014, he served as executive vice president and chief financial officer of Lumos Networks Corporation, a fiber-based service provider. From 2010 to 2011, Mr. Covert was an independent business consultant. From 2007 to 2010, Mr. Covert was president, chief financial officer and chief operating officer of Silicon Image, Inc., a provider of semiconductors for storage, distribution and presentation of high-definition content. Mr. Covert was a member of the board of directors of Harmonic, Inc. from July 2007 to October 2015. Within the past five years he was also a member of the board of directors of Viavi until the completion of the Separation, and Solta Medical, Inc., which was acquired in 2014. Mr. Covert holds a Bachelor of Science degree in Business Administration from Lake Erie College and a Masters degree in Business Administration from Cleveland State University and is also a Certified Public Accountant.

Committee Membership: Audit (Chair) and Compensation

Qualifications:

●	significant experience and service in leadership roles in finance and accounting
●	in-depth financial knowledge obtained through service as chief financial officer of seven publicly traded technology companies
●	valuable insight and experience from serving on the board of public companies

PENELOPE A. HERSCHER	Age 56 Director Since August 2015

Experience:

Ms. Herscher was the president and chief executive officer of FirstRain, Inc., an enterprise software company, from 2004 through 2015. From 2002 to 2003, Ms. Herscher held the position of executive vice president and chief marketing officer at Cadence Design Systems, Inc., an electronic design automation software company. From 1996 to 2002, Ms. Herscher was president and chief executive officer of Simplex Solutions, which was acquired by Cadence in 2002. Ms. Herscher serves on the board of directors of Rambus Inc., FirstRain, Inc. and Savonix, Inc. Ms. Herscher was also a member of the board of directors of Viavi until the completion of the Separation. Ms. Herscher holds a MA degree in Mathematics and a BA HONS degree with honors in Mathematics from Cambridge University in England, and attended the Stanford Executive Program in 1991.

Committee Membership: Compensation (Chair) and Governance

Qualifications:

●	experience as chief executive officer of several technology companies
●	extensive marketing and technical background
●	valuable insight and experience from serving on the board and committees of public companies, including prior service as chair of Compensation Committee at Viavi

16   2016 Proxy Statement

Proposal No. 1

SAMUEL F. THOMAS	Age 65 Director Since August 2015

Experience:

Mr. Thomas is chairman of the board, chief executive officer and president of Chart Industries, Inc., an engineered cryogenic equipment manufacturer serving the natural gas and industrial gas industries, which he joined in 2003. From 1998 to 2003, Mr. Thomas was executive vice president of Global Consumables at ESAB Holdings Ltd., a provider of welding consumables and equipment. Mr. Thomas holds a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute.

Committee Membership: Compensation

Qualifications:

●	strong leadership and business experience in manufacturing, sales and marketing and operations
●	significant international experience gained over a 39-year career with Chart Industries, ESAB Holdings Ltd. and T&N Plc.

BRIAN J. LILLIE	Age 52 Director Since August 2015

Experience:

Mr. Lillie is the chief customer officer (“CCO”) and executive vice president of Technical Services of Equinix, Inc., a global provider of data center and internet exchange services. As CCO, Mr. Lillie directly leads the Global Customer Success Organization, which includes Global Customer Care, Global Customer Experience, Global Customer Process, and Global Technology Services, including IT and Interconnection Product Engineering. Previous to this assignment, for the past eight years, Mr. Lillie served as global CIO for Equinix. Prior to joining Equinix, Mr. Lillie held several executive-level roles at VeriSign, Inc., a provider of intelligent infrastructure services, including vice president of global information systems and vice president of global sales operations. Mr. Lillie holds a Master of Science degree in Management from Stanford University’s Graduate School of Business, a Master of Science degree in Telecommunications Management from Golden Gate University and a Bachelor of Science degree in Mathematics from Montana State University.

Committee Membership: Audit and Nominating and Governance

Qualifications:

●	extensive executive-level experience in the technology industry and specifically in the data center markets

ALAN S. LOWE	Age 54 Director Since August 2015

Experience:

Mr. Lowe has served as Lumentum’s president and chief executive officer since July 2015. Prior to joining Lumentum, Mr. Lowe was employed by Viavi. Mr. Lowe joined Viavi in September 2007 as senior vice president of the Lasers business, and became executive vice president and president of Viavi’s CCOP business in October 2008. Prior to joining Viavi, Mr. Lowe was senior vice president, Customer Solutions Group at Asyst Technologies, Inc. a leader in automating semiconductor and flat panel display fabs. From 2000 to 2003, he was president and chief executive officer of Read-Rite Corporation (“Read-Rite”), a manufacturer of thin-film recording heads for disk and tape drives. From 1989 to 2000, Mr. Lowe served in roles of increasing responsibility at Read-Rite, including president and chief operating officer, and senior vice president of customer business units. Mr. Lowe holds Bachelor of Arts degrees in computer science and business economics from the University of California, Santa Barbara and completed the Stanford Executive Program in 1994.

Committee Membership: None

Qualifications:

●	extensive business, management, and leadership skills from his roles at Viavi, Asyst Technologies and Read-Rite
●	broad and deep experience with Lumentum and its businesses

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMES ABOVE.

DIRECTOR COMPENSATION

In August 2015, our board of directors, upon the recommendation of our Compensation Committee, adopted our Director Compensation Plan for the compensation of our non-employee directors (“Outside Directors”). Our Outside Directors will receive compensation in the form of equity granted under the terms of our 2015 Equity Incentive Plan (the “2015 Plan”) and cash, as described below:

EQUITY AWARDS

Initial Award. Each Outside Director is granted an initial award restricted stock units (“RSUs”) with a grant date fair value equal to $200,000 (the “Initial RSU Award”). These awards will be granted on the date of the first meeting of our board of directors or Compensation Committee occurring on or after the date on which the individual first became an Outside Director. The Initial RSU Award will vest in three annual installments from the commencement of the individual’s service as an Outside Director, subject to continued service as a director through the applicable vesting date. If a director’s status changes from an employee director to an Outside Director, he or she will not receive an Initial RSU Award. Pursuant to the 2015 Plan, in August 2015, each Outside Director was granted an Initial RSU Award.

Annual Awards. On the date of each Annual Meeting of our stockholders, each Outside Director who has served on our board of directors for at least the preceding six months will be granted an award of RSUs with a grant date fair value equal to $175,000 (the “Annual RSU Award”). The Annual RSU Award will vest upon the earlier of (i) the day prior to the next year’s Annual Meeting of stockholders or (ii) one year from grant, subject to continued service as a director through the applicable vesting date. As we did not hold an Annual Meeting during fiscal year 2016, we granted an Annual RSU Award to each of our Outside Directors in December 2015.

Severance Provisions for Equity Awards. Upon retirement of an Outside Director, all unvested RSUs will automatically vest in full. The treatment of unvested RSUs held by an Outside Director upon a change in control will be determined by the terms of the 2015 Plan.

CASH COMPENSATION

Annual Fee. Each Outside Director will receive an annual cash retainer of $85,000 for serving on our board of directors (the “Annual Fee”), paid quarterly. In addition to the Annual Fee, the non-employee board chair will be entitled to an additional cash retainer of $60,000.

Committee Service. The chairpersons of the three standing committees of our board of directors will be entitled to the following annual cash retainers, paid quarterly:

Board Committee	Chairperson Fee ($)
Audit Committee	25,000
Compensation Committee	20,000
Governance Committee	15,000

18   2016 Proxy Statement

Director Compensation

OUTSIDE DIRECTOR COMPENSATION FOR FISCAL YEAR 2016

The following table provides information regarding the total compensation that was granted to each of our non-management directors in fiscal year 2016.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Martin A. Kaplan	160,000	399,839	—	—	—	—	559,839
Penelope A. Herscher	105,000	399,839	—	—	—	—	504,839
Harold L. Covert	110,000	399,839	—	—	—	—	509,839
Samuel F. Thomas	85,000	399,839	—	—	—	—	484,839
Brian J. Lillie	85,000	399,839					484,839
(1)	The amount reported represents the fees earned for service on our board of directors and committees of our board of directors pursuant to and effective as of the adoption of our Director Compensation Plan in August 2015.

(2)	The amounts shown in this column are the grant date fair value in the period presented as determined in accordance with FASB ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used to calculate these amounts are set forth under “Note 13, Stock-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended July 2, 2016.

Directors who are also our employees receive no additional compensation for their service as directors. During fiscal year 2016, Mr. Lowe was an employee. See “Executive Compensation” for additional information about his compensation.

PROPOSAL NO. 2 APPROVAL OF EXECUTIVE
OFFICER PERFORMANCE-BASED INCENTIVE PLAN

We are seeking approval of the Executive Officer Performance-Based Incentive Plan (the “Incentive Plan”). If approved by our stockholders, the Incentive Plan would permit us to receive a full federal income tax deduction for compensation (if any) paid under the Incentive Plan that qualifies as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, or Section 162(m). Our board of directors approved the Incentive Plan in August 2016, subject to stockholder approval at the 2016 Annual Meeting. Our board of directors recommends that stockholders vote for this proposal at the 2016 Annual Meeting.

Stockholder approval is not required for us to be able to offer bonuses or other cash incentives to its employees. However, under Section 162(m), we may not receive a federal income tax deduction for compensation (including bonuses) paid to the Company’s chief executive officer or any of the three other most highly compensated executive officers (other than our chief financial officer) to the extent that any of these persons receives total compensation of more than $1 million in any one year. Notwithstanding that general rule, if the compensation qualifies as “performance-based” under Section 162(m), we may be eligible to receive a full federal income tax deduction for the compensation, even if total compensation to an affected employee otherwise is more than $1 million during a single year. The Incentive Plan allows us the opportunity to choose to pay cash incentive compensation that is intended to be performance-based and therefore potentially fully tax deductible on our federal income tax return under current law. In order for the potential cash compensation to qualify as performance-based, the plan under which the compensation is paid must (among other things) be approved by stockholders. Therefore, we are asking stockholders to approve the Incentive Plan at the 2016 Annual Meeting.

If our stockholders do not approve the Incentive Plan, we will not use the Incentive Plan and it will be terminated including fiscal 2017 bonus opportunities that previously were granted under the Incentive Plan subject to stockholder approval of the Incentive Plan. However, if that happens, we may choose to pay bonuses or other incentives outside of the Incentive Plan, which payments (if any) may not qualify for tax deductibility to us.

SUMMARY OF THE INCENTIVE PLAN

The following paragraphs summarize the principal features of the Incentive Plan and its operation. The summary is qualified in its entirety by the Incentive Plan set forth in Appendix A.

Purpose

The purpose of the Incentive Plan is to motivate key executives to perform to the best of their abilities and to achieve the Company’s objectives. The Incentive Plan accomplishes this by paying awards only after the achievement of the specified goals.

Eligibility to Participate

The Incentive Plan will be administered by our Compensation Committee or such other committee designated by our board of directors consistent with the requirements of Section 162(m). Our Compensation Committee selects which of our employees (and employees of our affiliates) will be eligible to receive awards under the Incentive Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because our Compensation Committee has discretion to select the participants. For the 2017 fiscal year, 12 executives have been selected as participants in the Incentive Plan.

Target Awards and Performance Goals

Each performance period, our Compensation Committee assigns each participant a target award and the performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant’s target award is expressed as a percentage of his or her base salary. The performance goals require the achievement of objectives for one or more of the following measures: share price, earnings per share, total stockholder return, operating margin, gross margin, return on equity, return on assets, return on investment, operating income, net operating income, pre-tax profit, net income, cash flow, revenue, expenses, earnings before any one or more of share-based compensation expense, interest, taxes, depreciation and amortization, economic value added, market share, personal management objectives, product development, completion of an identified special project, completion of a joint venture or other corporate transaction, and other measures of performance selected by the Incentive Plan’s administrator. The performance goals may differ from participant to participant and from award to award, may be used alone or in combination, may be used to measure our performance as a whole or the performance of one of our business units, and may be measured relative to a peer group or index.

20   2016 Proxy Statement

Proposal No. 2

Actual Awards

After the performance period ends, our Compensation Committee certifies in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a pre-established formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Incentive Plan limits actual awards to a maximum of $2,500,000 per participant for all performance periods ending during any fiscal year, even if the formula otherwise indicates a larger award. If there are multiple performance periods ending in the same fiscal year, the aggregate amount paid with respect to all performance periods occurring within that fiscal year cannot exceed the maximum specified in the previous sentence.

Our Compensation Committee has discretion to reduce or eliminate (but not to increase) the actual award of any participant and to determine whether a participant will receive an actual award in the event the participant’s employment with us terminates before the payment date of the actual award. However, under certain circumstances, our Compensation Committee has discretion to pay out all or part of an award if a participant terminates employment or in the event of a change of control of the Company.

The Incentive Plan provides that our Compensation Committee may require a participant to forfeit, return or reimburse to us all or a portion of any actual award paid under the Incentive Plan in accordance with any then effective Company compensation clawback or recovery policy as amended from time to time.

Administration, Amendment and Termination

Our Compensation Committee administers the Incentive Plan. Members of our Compensation Committee must qualify as outside directors under Section 162(m). Subject to the terms of Incentive Plan, our Compensation Committee has sole discretion to: (i) determine which participants shall be granted awards, (ii) prescribe the terms and conditions of awards, (iii) interpret the Incentive Plan and the awards, (iv) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Incentive Plan by participants, (v) adopt rules for the administration, interpretation and application of the Incentive Plan as are consistent therewith, and (vi) interpret, amend or revoke any such rules.

Our board of directors or our Compensation Committee may amend, alter, suspend or terminate the Incentive Plan. The amendment, alteration, suspension or termination of the Incentive Plan will not, unless mutually agreed otherwise in a signed writing between the participant and our Compensation Committee, materially impair the rights of any participant, except that our Compensation Committee may amend the terms of any awards if such amendment is done in a manner permitted under the Incentive Plan, to avoid additional tax or income recognition under Section 409A of the Code, to comply with applicable laws, or as necessary to ensure compliance with the requirements of Section 162(m). Our Compensation Committee, in its sole determination, determines whether an amendment, alteration, suspension, or termination materially impairs the rights of any participant.

Federal Income Tax Consequences

The Incentive Plan is intended to permit the payment of bonuses that qualify as “performance-based” compensation under Section 162(m). Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to our chief executive officer or any of our other three most highly compensated executive officers (other than our chief financial officer) to the extent that any of these persons receives more than $1,000,000 in any one year. However, “performance-based” compensation that qualifies under Section 162(m) is exempt from this $1,000,000 limitation. The Incentive Plan allows us the opportunity to choose to pay incentive compensation that is intended to be performance-based and therefore potentially fully tax deductible on our federal income tax return (subject to future changes in tax laws and other circumstances). We also may choose to pay other or additional compensation outside of the Incentive Plan that is not intended to qualify as performance-based compensation (and that, therefore, may not be tax deductible for us). For example, base salaries do not qualify as performance-based compensation and any bonuses paid outside of the Incentive Plan likely would not qualify as performance-based compensation.

Awards to be Granted to Certain Individuals and Groups

Awards (if any) under the Incentive Plan are determined based on actual future performance. As a result, future actual awards cannot now be determined.

For fiscal 2017, our Compensation Committee has established a 12-month performance period under the Incentive Plan. Under this performance period, our Compensation Committee determined that an aggregate bonus pool will be created for participants if we achieve positive operating income. Each participant will be assigned a percentage of the aggregate pool (if any) that is created by this formula. If our Compensation Committee determines that our operating income for the 2017 performance period is not positive, no awards will be paid under the Incentive Plan for fiscal 2017. If our Compensation Committee determines that our operating income for the 2017 performance period is positive, then a bonus pool will fund. Further, if our stockholders do not approve the Incentive Plan, the Incentive Plan will be

Proposal No. 2

terminated, along with any fiscal 2017 bonus opportunities previously granted thereunder subject to the approval of the stockholders of the Incentive Plan.

If the Incentive Plan is approved by our stockholders, then, for fiscal 2017 Incentive Plan participants, (other than Mr. Reinhardt), the funding of the bonus pool will be reduced (but not increased) based on two components. First, the funding of the bonus pool as it relates to these participants’ assigned bonus opportunities will be reduced based on our achievement of the following strategic goals: first-half fiscal 2017 operating income (weighted 40%), second-half fiscal 2017 operating income (weighted 40%), and annual fiscal 2017 revenue (weighted 20%). The bonus pool as it relates to these participants’ assigned bonus opportunities generally will fund with respect to any strategic goal based on a linear interpolation between threshold performance (50% funding) and maximum performance (240% funding), with the exception of the flat range around target to help provide some flexibility. Second, our Compensation Committee also has reserved the right to increase or decrease the bonus pool as it relates to these participants’ assigned bonus opportunities by up to 20%, as adjusted by the achievement of our strategic performance goals during the 2017 performance period, based on our Compensation Committee’s subjective assessment with management’s input of certain operation measures in our business during fiscal 2017. For Mr. Reinhardt, the funding as it relates to his assigned bonus opportunity in fiscal 2017 will be reduced (but not increased) based on our achievement under the same bonus scheme as other participants described above (weighted approximately 58%) and revenue (weighted approximately 42%).

Each of these participants will become eligible to potentially receive an award that is up to the award indicated by his or her percentage of the actual pool created. In no event will the actual pool be more than the pool created if we achieve positive operating income.

The following table sets forth the target bonuses for the 2017 performance period for the persons and groups shown below, based on each participant’s base salary. The target bonus is the amount that our Compensation Committee currently expects to pay the participant assuming exactly one hundred percent (100%) achievement of the applicable secondary performance goals for the 2017 performance period, no discretionary adjustments by our Compensation Committee, and that the bonus pool created from positive operating income is sufficient to pay the total of all target bonuses. There is no guarantee that the amounts shown below actually will be paid nor that any amounts at all will be paid for the 2017 performance period. Actual awards (if any) under the Incentive Plan for fiscal 2017 may be higher or lower than the award set forth below, depending on the level of actual performance attained against target levels set with respect to the strategic goals, any discretionary adjustments made by our Compensation Committee, the participant’s actual base salary and the size of the pool created (if any). For the 2017 performance period, Mr. Lowe (our Chief Executive Officer) has a maximum award of 24.1% of the pool and other participants have an aggregate maximum award of 75.9% of the pool, with no other participant’s maximum award exceeding 12% of the pool. Our executive officers are eligible to receive awards under the Incentive Plan and therefore, our executive officers have an interest in this proposal.

Named Executive Officer	Target Award ($) (1)
Alan Lowe	700,000
Aaron Tachibana	280,000
Vincent Retort	344,000
All current executive officers as a group (2)	1,797,000
All employees who participate in our Executive Officer Performance-Based Incentive Plan, annual Cash Incentive or other annual performance bonus programs in fiscal 2017	21,372,050
(1)	Target Awards are calculated based on base salary to be effective October 16, 2016.

(2)	Consists of 5 executive officers who were selected by our Compensation Committee as participants under the Incentive Plan for our 2017 fiscal year.

VOTE REQUIRED

The approval of the Incentive Plan requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXECUTIVE OFFICER PERFORMANCE-BASED INCENTIVE PLAN.

22   2016 Proxy Statement

PROPOSAL NO. 3 APPROVAL OF THE AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

We are seeking stockholder approval to amend our 2015 Equity Incentive Plan (the “2015 Plan”) to (1) increase the number of shares of our Common Stock reserved for issuance under the plan by an additional 3,000,000 shares and (2) approve the material terms of the 2015 Plan to give us the ability to deduct for U.S. federal income tax purposes the compensation recognized by certain of our executive officers in connection with awards granted thereunder.

Our board of directors approved the amended and restated 2015 Plan in August 2016, subject to stockholder approval at the 2016 Annual Meeting. Our board of directors has determined that it is in our best interests and the best interests of our stockholders to approve this proposal. Our board of directors recommends that stockholders vote for this proposal at the 2016 Annual Meeting.

If stockholders approve this proposal, the amended and restated 2015 Plan will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, (i) our ability to attract and retain the individuals necessary to drive our performance and increase long term stockholder value will be limited, as our 2015 Plan will continue to be administered in its current form – the amendment and share increase will not take effect and (ii) we may not be able to take a full federal income tax deduction for the compensation under Section 162(m) for the compensation we pay to our covered employees.

Our executive officers and directors are eligible to receive equity awards under the 2015 Plan and therefore have an interest in this proposal. The remainder of this discussion, when referring to the 2015 Plan, refers to the amended and restated 2015 Plan as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the 2015 Plan prior to amendment and restatement.

REASONS FOR VOTING FOR THIS PROPOSAL

Long-Term Equity is a Key Component of our Compensation Objective

Our overall compensation objective is to compensate our personnel in a manner that attracts and retains the highly talented employees necessary to manage and staff a high-growth business in an innovative and competitive industry. Our employees are our most valuable asset, and we strive to provide them with compensation packages that are competitive, that reward personal and company performance, and help meet our retention needs. Equity awards, whose value depends on our stock performance, and which require continued service over time before any value can be realized, help achieve these objectives and are a key element of our compensation program. Equity awards also reinforce employees’ incentives to manage our business as owners, aligning employees’ interests with those of our stockholders. We believe we must continue to use equity compensation on a broad basis to help attract, retain and motivate employees to continue to grow our business, develop new products and ultimately increase stockholder value. As of August 26, 2016, approximately 1,529 of our regular, full-time employees held outstanding equity awards.

Requested Share Reserve Increase is Reasonable

On June 23, 2015, we adopted, and the board of directors of JDS Uniphase Corporation (“JDSU” and, now, Viavi Solutions Inc.) approved, the 2015 Plan under which 8,500,000 shares of our Common Stock were authorized for issuance. In connection with our separation from JDSU on July 31, 2015, outstanding JDSU equity-based awards held by service providers continuing in service after the separation were converted into equity-based awards under the 2015 Plan reducing the number of shares remaining available for grant under the 2015 Plan. As of immediately following our separation from JDSU, 2,100,901 shares of our Common Stock were reserved pursuant to outstanding equity-based awards under the 2015 Plan that were converted from JDSU equity-based awards.

When we initially adopted the 2015 Plan, we believed the shares of our Common Stock reserved for issuance under the 2015 Plan would be sufficient to enable us to grant equity awards until 2017. This estimate was based on forecasts that took into account our anticipated rate of growth in hiring, the number of shares needed for assumed JDSU awards, an estimated range of our stock price over time, and our anticipated forfeiture and overhang rates.

Proposal No. 3

Our board of directors believes that additional shares are necessary to meet our anticipated equity compensation needs for approximately the next three years from the Annual Meeting. Our board of directors considered the following when determining the increase in the number of shares of Common Stock reserved for issuance under the amended and restated 2015 Plan:

●

Number of Shares Remaining under the 2015 Plan. As of August 26, 2016, the number of shares of our Common Stock that remained available for issuance under the 2015 Plan was 5,187,360 plus any shares of our Common Stock subject to outstanding equity awards granted under our 2015 Plan that return to the 2015 Plan under its existing terms. As of the same date, the outstanding equity awards under the 2015 Plan covered a total of 2,163,154 shares of our Common Stock, which consists of (i) 121,700 shares subject to outstanding options, with a weighted average exercise price of $21.47, and a weighted term of 1.58 years and (ii) 2,041,454 shares subject to outstanding awards of full value awards.

●

Overhang. As of August 26, 2016, 2,163,154 shares of our Common Stock were subject to outstanding equity awards under our 2015 Plan and 5,187,360 shares of our Common Stock were available for future awards under our 2015 Plan. This represents approximately 12.6% of the outstanding Shares as of August 26, 2016, which is lower than the approximately 15% median overhang among our peer group.

●

Historical Grant Practices. Our board of directors considered the number of equity awards that we granted last year. In fiscal year 2016, we granted equity awards covering 1,981,366 shares of our Common Stock. This resulted in an annual burn-rate of 3.3%, which is slightly above the approximately 2.6% median three-year annual burn-rate among our peer group. Annual burn-rate measures the total shares granted over the total number of shares outstanding during a given year.

●	Proxy Advisory Firm Guidelines. To assist in its assessment of the appropriate number of shares to seek to add to the 2015 Plan, our board of directors also considered proxy advisory firm guidelines.

The 2015 Plan Requires Additional Shares to Meet our Forecasted Needs

We currently forecast granting equity awards representing approximately 7,200,000 shares over the next four years, or approximately 12% of our shares of Common Stock that are outstanding as of August 26, 2016. We also anticipate share forfeitures and cancellations of approximately 975,000 shares over this period based on our historic rates.

If our expectation for forfeitures is accurate, our net grants (grants less forfeitures and cancellations) over the next four-year period would be approximately 6,225,000 shares, or approximately 10.4% of our Common Stock outstanding as of August 26, 2016. As described above, the 2015 Plan has 5,187,360 shares of Common Stock available for grant as of August 26, 2016. We believe additional shares should be reserved for issuance under our 2015 Plan to meet our estimated near-term equity compensation needs.

If stockholders do not approve the amended and restated 2015 Plan, the 2015 Plan will continue without this amendment. In that case, the shares reserved for issuance under the 2015 Plan may be insufficient to achieve our incentive, recruiting and retention objectives during fiscal year 2017 and each fiscal year thereafter while the 2015 Plan remains in effect. If the shares available for issuance under the 2015 Plan run out, the 2015 Plan’s goals of recruiting, retaining and motivating talented employees will be more difficult to meet. We do not believe increasing cash compensation to make up for any shortfall in equity compensation would be practical or advisable, because we believe that a combination of equity awards and cash compensation provide a more effective compensation strategy than cash alone for attracting, retaining and motivating our employees long-term and aligning employees’ and stockholders’ interests. In addition, any significant increase in cash compensation in lieu of equity awards could substantially increase our operating expenses and reduce our cash flow from operations, which could adversely affect our business results and could adversely affect our business strategy, including using cash flow for strategic acquisitions, research and development of innovative new products, and improvements in the quality and performance of existing products.

Ability to Fully Deduct Certain Performance-based Awards for Federal Income Tax Purposes

Approval of the material terms of the 2015 Plan will give us the ability to grant awards that qualify as “performance-based compensation” under Section 162(m) of the Code, or Section 162(m).

Under Section 162(m), we may not receive a federal income tax deduction for compensation paid to our chief executive officer or any of the three other most highly compensated executive officers (other than our chief financial officer) to the extent that any of these employees receives total compensation of more than $1,000,000 in any one year. We refer to these individuals as our “covered employees.” However, if the compensation qualifies as “performance-based” under Section 162(m), we may be eligible to receive a full federal income tax deduction for the compensation, even if total compensation to a covered employee otherwise is more than $1,000,000 during a single year. To enable compensation in connection with stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares and performance units awarded under the amended and restated 2015 Plan to qualify as “performance-based” within the meaning of Section 162(m), stockholders are being asked to approve the material terms of the 2015 Plan, including the eligibility requirements for participating in the 2015 Plan, the performance measures upon which specific performance goals applicable to certain awards would be based, the limits on the number of shares or compensation that could be paid to participants in any fiscal year, and the other material terms of the awards described below. Notwithstanding the foregoing, we retain the ability to grant equity awards under the amended and restated 2015 Plan that do not qualify as “performance-based” compensation within the meaning of Section 162(m).

24   2016 Proxy Statement

Proposal No. 3

The 2015 Plan Includes Compensation and Governance Best Practices

The 2015 Plan includes provisions that are considered best practice for compensation and corporate governance purposes. These provisions protect our stockholders’ interests, as follows:

●	Administration. The 2015 Plan is administered by the Compensation Committee, which consists entirely of independent non-employee directors.
●

Share Counting Provisions. Shares of our Common Stock that actually are issued under the 2015 Plan generally will not be available for future issuance under the 2015 Plan, except that if unvested shares of Common Stock are forfeited or repurchased by us for an amount not greater than their original purchase price, those shares shall become available for future grant under the 2015 Plan. However, shares that are tendered by holders or withheld by us to pay the exercise price of an award or to satisfy tax withholding obligations related to an award will not be available for future awards.

●	Repricing or Exchange Programs are Not Allowed. The 2015 Plan does not permit outstanding awards to be repriced or exchanged for other awards without the approval of the majority of stockholders.
●	Annual Limits on Awards to Non-Employee Directors. The 2015 Plan sets reasonable, annual limits as to the awards that non-employee directors may receive during each fiscal year.
●

Minimum Vesting Requirements. In general, awards vesting on the basis of an individual’s continuous service with us will vest in full no earlier than the 1-year anniversary of the grant date although up to 5% of the shares reserved in the 2015 Plan may be granted without this minimum vesting requirement.

●

No Single-Trigger Vesting Acceleration upon a Corporate Transaction. The 2015 Plan provides that only in the event an award is not assumed or replaced will vesting accelerate on a Corporate Transaction.

●	Limited Transferability. Awards under the 2015 Plan generally may not be sold, assigned, transferred, pledged, or otherwise encumbered, unless otherwise approved by the administrator.
●	No Tax Gross-ups. The 2015 Plan does not provide for any tax gross-ups.
●

Forfeiture Events. The 2015 Plan provides the flexibility for the administrator to subject awards to forfeiture or recoupment provisions. It also requires certain individuals who are subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 to reimburse us if we are required to prepare an accounting restatement under circumstances described in the 2015 Plan.

Our executive officers and directors have an interest in the approval of the 2015 Plan because they are eligible to receive equity awards under the 2015 Plan.

SUMMARY OF THE 2015 EQUITY INCENTIVE PLAN

The following is a summary of the operation and principal features of the 2015 Plan. However, this summary is not a complete description of all of the provisions of the 2015 Plan and is qualified in its entirety by the specific language of the 2015 Plan. A copy of the 2015 Plan is provided as Appendix B to this proxy statement.

Purpose

The purpose of the 2015 Plan is to provide incentives to attract, retain, and motivate eligible persons whose present and potential contributions are important to our success by offering them an opportunity to participate in our future performance. These incentives are provided through the granting of stock options, stock appreciation rights, dividend equivalent rights, restricted stock awards, restricted stock units, performance units, and performance shares.

Authorized Shares

There are currently 8,500,000 shares of Common Stock reserved under the 2015 Plan. The stockholders are now being asked to approve an additional 3,000,000 shares to become available for future issuance under the 2015 Plan to increase the total number of shares of our Common Stock reserved for issuance under the amended and restated 2015 Plan to 11,500,000. As of August 26, 2016, approximately 5,187,360 shares remained available for grant under the 2015 Plan.

Each share subject to an award under the 2015 Plan counts against the numerical limits of the 2015 Plan as one share for every one share subject thereto.

Shares that actually are issued under the 2015 Plan will not be returned to the 2015 Plan and will not be available for future issuance of the 2015 Plan, except that if unvested shares are forfeited or repurchased by us for an amount not greater than their original purchase price, such shares will become available for future grant under the 2015 Plan. For stock options and stock appreciation rights, the gross number of shares subject to the award will cease to be available under the 2015 Plan, whether or not the award is net settled for a lesser number of shares, or if the shares are utilized to exercise an award. If shares are withheld to pay any tax withholding obligations applicable to an award, then the gross number of shares subject to the award will cease to be available under the 2015 Plan.

Proposal No. 3

ADMINISTRATION OF THE 2015 PLAN

Our board of directors, or a committee appointed by the board of directors, administers our 2015 Plan. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code. The administrator has the power to select the employees, directors, and consultants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine whether an award granted to a “covered employee” (as defined in the 2015 Plan) will be intended to result in performance-based compensation and the applicable performance criteria, performance period, and performance award formula, to approve forms of award agreements for use under the 2015 Plan, to determine the terms and conditions of awards granted under the 2015 Plan, to amend the terms of any outstanding awards granted under the 2015 Plan (provided that any amendment that would have a materially adverse effect on the grantee’s rights under an outstanding award will not be made without the grantee’s written consent), to construe and interpret the terms of the 2015 Plan and awards, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, and to take other action, not inconsistent with the terms of the 2015 Plan, as the administrator deems appropriate.

The administrator may only institute an exchange program whereby the exercise prices of outstanding awards may be reduced or outstanding options or stock appreciation rights may be surrendered or cancelled in exchange for awards with a lower exercise price, full value awards, or payments in cash if we obtain an affirmative vote of holders of the majority of its stockholders.

Eligibility

All types of awards may be granted to our employees, and non-employee directors and employees of our parent or subsidiary corporations. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of ours or any parent or subsidiary corporation of ours. As of August 26, 2016, we had approximately 1,860 employees (including five executive officers) and five non-employee directors.

Except with respect to 5% of the maximum number of shares issuable under the Plan, no award that vests on the basis of an individual’s continuous service with us will vest earlier than one year following the date of grant; provided, however, that vesting of an award may be accelerated upon the death, disability, or involuntary termination of the service of the grantee, or in connection with a corporate transaction, as defined in the 2015 Plan.

Stock Options

Stock options may be granted under our 2015 Plan. Each option is evidenced by an award agreement that specifies the exercise price, the term of the option, forms of consideration for exercise, and such other terms and conditions as the administrator determines, subject to the terms of the 2015 Plan. The exercise price of options granted under our 2015 Plan must be at least equal to the fair market value of our common stock on the date of grant, except in special, limited circumstances as set forth in the 2015 Plan. The maximum term of an option will be specified in an award agreement, provided the term of an option will be no more than 8 years. However, with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the per share exercise price must equal at least 110% of the fair market value of a Share on the grant date. Generally, the fair market value of our common stock is the closing sales price on the relevant date as quoted on the NASDAQ stock market.

Options will be exercisable at such times and under such conditions as determined by the administrator and as set forth in the applicable award agreement. An option is deemed exercised when we receive notice of exercise and full payment of the Shares to be exercised, together with applicable tax withholdings. No option granted to an employee who is a non-exempt employee for the purposes of the Fair Labor Standards Act of 1938, as amended (the “FLSA”) will be first exercisable until at least 6 months following the date of grant of such option.

After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for twelve months. In all other cases, the option will generally remain exercisable for 90 days. However, an option may not be exercised later than the expiration of its term.

Stock Appreciation Rights

Stock appreciation rights may be granted under our 2015 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Each stock appreciation right is evidenced by an award agreement that specifies the exercise price, the term of the award (which may not exceed 8 years), and other terms and conditions as determined by the administrator, subject to the terms of the 2015 Plan and provided that no stock appreciation right granted to an employee who is a non-exempt employee for the purposes of the FLSA will be first exercisable until at least 6 months following the date of grant of such SAR. The per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. Stock appreciation rights will be exercisable at such times and under such conditions as determined by the administrator and set forth in the applicable award agreement. At the discretion of the administrator, the payment upon exercise of stock appreciation right may be paid in cash or with Shares, or a combination of both.

26   2016 Proxy Statement

Proposal No. 3

Dividend Equivalent Rights

Dividend equivalent rights may be granted under our 2015 Plan. Dividend equivalent rights allow the recipient to receive compensation or a credit to the recipient’s account measured by cash dividends paid with respect to shares of Common Stock. Each dividend equivalent right is evidenced by an award agreement that specifies terms and conditions as determined by the administrator, subject to the terms of the 2015 Plan.

Restricted Stock Awards

Restricted stock may be granted under our 2015 Plan. Restricted stock awards are grants of shares that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Each restricted stock award granted will be evidenced by an award agreement specifying the number of shares subject to the award, any period of restriction, and other terms and conditions of the award, as determined by the administrator, subject to the terms of the 2015 Plan.

Restricted stock awards may (but are not required to) be subject to vesting conditions, as the administrator specifies, and the Shares acquired may not be transferred by the participant until the vesting conditions (if any) are satisfied. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting rights and rights to dividends and other distributions with respect to such Shares upon grant without regard to vesting, unless the administrator provides otherwise. Such dividends and other distributions, if any, will be subject to the same restrictions as the shares of restricted stock on which they were paid. Shares of restricted stock that do not vest for any reason will be forfeited by the recipient and will revert to us. Unless otherwise determined by the administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service.

Restricted Stock Units

Restricted stock units may be granted under our 2015 Plan. Each restricted stock unit granted is a bookkeeping entry representing an amount equal to the fair market value of one share. Each restricted stock unit award will be evidenced by an award agreement that specifies the number of restricted stock units subject to the award, any vesting criteria (which may include accomplishing specified performance criteria or continued service to us), form of payout, and other terms and conditions of the award, as determined by the administrator, subject to the terms of the 2015 Plan. Restricted stock units result in a payment to a participant if any performance goals or other vesting criteria are achieved or the awards otherwise vest. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator determines in its sole discretion whether an award will be settled in stock, cash, or a combination of both.

Performance Units and Performance Shares

Performance units and performance shares may be granted under our 2015 Plan. Performance units and performance shares are awards that will result in a payment to a participant if performance criteria established by the administrator are achieved or the awards otherwise vest. Each award of performance units or performance shares will be evidenced by an award agreement specifying the number of units or shares (as applicable), any vesting conditions, the performance period, and other terms and conditions of the award, as determined by the administrator, subject to the terms and conditions of the 2015 Plan. Each performance unit will have an initial dollar value established by the administrator prior to the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the date of grant. The administrator will establish any performance criteria or other vesting criteria (which may include continued service) in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out. After the grant of performance units or performance shares, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in Shares, or in some combination of both.

Performance Criteria

The administrator in its discretion may make performance criteria applicable to any award granted in its discretion, including but not limited to one or more of the performance criteria listed below. If the administrator desires that an award of restricted stock, restricted stock units, performance shares or performance units under the 2015 Plan qualify as performance-based compensation under Section 162(m), then the award may be made subject to the attainment of performance goal(s) relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement using one or more of the following measures: share price, earnings per share, total stockholder return, operating margin, gross margin, return on equity, return on assets, return on investment, operating income, net operating income, pre-tax profit, net income, cash flow, revenue, expenses, earnings before any one or more of share-based compensation expense, interest, taxes, depreciation

Proposal No. 3

and amortization, economic value added, market share, personal management objectives, product development, completion of an identified special project, completion of a joint venture or other corporate transaction, and other measures of performance selected by the administrator of the 2015 Plan.

The performance criteria may differ from participant to participant and from award to award. Any criteria used may be measured (as applicable), in absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the administrator of the 2015 Plan. Prior to the latest date that would meet the requirements under Section 162(m), the administrator will determine whether any significant elements or items will be included or excluded from the calculation of performance goals with respect to any award recipient.

Notwithstanding any other terms of the 2015 Plan, if an award granted to a participant is intended to qualify as performance-based compensation under Section 162(m), then in determining the amounts earned by a participant, the administrator may reduce or eliminate (but not increase) some or all of the value of an award that otherwise would be paid based on a certain level of performance to take into account additional factors that the administrator deems relevant to the assessment of individual or corporate performance for the performance period. A participant may receive payment under such an award only if the performance goals for the performance period are achieved (unless otherwise permitted by Section 162(m) and determined by the administrator).

Limitations on Awards

The maximum number of shares with respect to which awards may be granted to any individual in any fiscal year is 1,000,000 shares. The maximum dollar amount that may become payable to any individual in any fiscal year under awards denominated in U.S. dollars (including performance unit awards) is $20,000,000. However, in connection with an individual’s commencement of service or first promotion in any fiscal year, an individual may be granted awards for an additional 1,000,000 shares or U.S. dollar denominated awards providing for payment in any fiscal year of up to an additional $20,000,000.

Non-Employee Director Award Limits

Our 2015 Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2015 Plan. However, in any fiscal year, a non-employee director may be granted equity awards with an aggregate grant date fair value of no more than $500,000.

Non-Transferability of Awards

Unless the administrator provides otherwise, our 2015 Plan generally does not allow for the transfer of awards, and only the recipient of an award may exercise an award during his or her lifetime.

Certain Adjustments

In the event of any change in the shares effected without receipt of consideration by us, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in our capital structure, or in the event of payment of a dividend or distribution to the our stockholders in a form other than our Common Stock (excepting regular, periodic cash dividends) that has a material effect on the fair market value of shares, appropriate and proportionate adjustments will be made in the number and kind of shares subject to the 2015 Plan and to any outstanding awards, the maximum number of shares with respect to which awards may be granted individual in any fiscal year of ours, and in the exercise or purchase price per share under any outstanding award in order to prevent dilution or enlargement of rights under the 2015 Plan.

Corporate Transactions

Our 2015 Plan provides that in the event of a corporate transaction, as defined in the 2015 Plan, all outstanding awards will terminate unless they are assumed in connection with the corporate transaction. If a portion of an award is neither assumed nor replaced by the successor entity, such portion of the award will become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value), immediately prior to the effective date of such corporate transaction.

Forfeiture Events

Our 2015 Plan provides the flexibility for the administrator to subject awards to forfeiture or recoupment provisions. It also requires any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 to reimburse us if we are required to prepare an accounting restatement due to the material noncompliance, as

28   2016 Proxy Statement

Proposal No. 3

a result of misconduct, with any financial reporting requirement under the securities laws, for (i) the amount of any payment in settlement of an award received by such participant during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such participant from the sale of securities of our Common Stock during such 12-month period.

Plan Amendment; Termination

Our board of directors may amend, suspend, or terminate the 2015 Plan at any time, provided that no suspension or termination of the 2015 Plan will adversely affect any rights under awards already granted under the Plan and no amendment will be made without the approval of our stockholders if such approval is required by applicable laws or would change the powers of the 2015 Plan’s administrator.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and us of awards granted under the 2015 Plan. Tax consequences for any particular individual may be different.

Incentive Stock Options

A participant recognizes no taxable income as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code (unless the participant is subject to the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above (a “disqualifying disposition”), he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Nonstatutory Stock Options

A participant generally recognizes no taxable income on the date of grant of a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon the exercise of a nonstatutory stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the option. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights

A participant generally recognizes no taxable income on the date of grant of a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon exercise of the stock appreciation right, the participant generally will be required to include as ordinary income an amount equal to the sum of the amount of any cash received and the fair market value of any shares received upon the exercise. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be treated as long-term or short-term capital gain or loss, depending on the holding period.

Dividend Equivalents

Dividend equivalents will generally be subject to tax as dividends as if they were paid on the vesting date of the underlying award.

Proposal No. 3

Restricted Stock, Restricted Stock Units, Performance Awards and Performance Shares

A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance shares, or performance units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Section 409A

Section 409A of the Code (“Section 409A”) provides certain new requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2015 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effects for the Company

We generally will be entitled to a tax deduction in connection with an award under the 2015 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, special rules limit the deductibility of compensation paid to our covered employees. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include (among others) stockholder approval of the 2015 Plan and its material terms, setting limits on the number of awards that any individual may receive and for awards other than stock options and stock appreciation rights, and establishing performance criteria that must be met before the award actually will vest or be paid. The amended and restated 2015 Plan has been designed to permit (but not require) the administrator to grant awards that are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

THE FOREGOING IS ONLY A SUMMARY OF THE TAX EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2015 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

SUMMARY

Our board of directors believes that it is in the best interests of us and our stockholders to continue to provide employees, consultants, and directors with the opportunity to acquire an ownership interest in us through the grant of equity awards under the amended and restated 2015 Plan and thereby encourage them to remain in our service and more closely align their interests with those of our stockholders.

30   2016 Proxy Statement

Proposal No. 3

NUMBER OF AWARDS GRANTED TO EMPLOYEES AND NON-EMPLOYEE DIRECTORS

The number of awards that an employee, or director may receive under the 2015 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: the aggregate number of restricted stock units granted under the 2015 Plan during fiscal year 2016 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

Name of Individual or Identity of Group and Principal Position	Number of Shares Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($)	Number of Restricted Stock Units Granted (#)	Dollar Value of Award(s) ($) (1)
Alan Lowe,
President and Chief Executive Officer (2)	—	—	189,561	3,853,775
Aaron Tachibana,
Chief Financial Officer	—	—	48,744	990,966
Vincent Retort,
Executive Vice President, Chief Operations Officer	—	—	39,389	800,778
All current executive officers as a group	—	—	331,853	6,746,571
All non-employee directors as a group	—	—	98,580	1,999,197
All other employees (including all current officers who are
not executive officers (as a group)	—	—	1,550,933	31,646,553
(1)	Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.
(2)	Mr. Lowe’s grants include 36,927 performance RSUs, none of which were vested at the end of fiscal year 2016. The vesting criteria are described below under “Executive Compensation – Elements of Our Compensation Program – Equity Incentive Awards”.

VOTE REQUIRED

The approval of the amended and restated 2015 Plan requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has re-appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending July 1, 2017. Although ratification by stockholders is not required by law, our Audit Committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. In the event that PwC is not ratified by our stockholders, the Audit Committee will review its future selection of PwC as our independent registered public accounting firm.

PwC audited Lumentum’s financial statements for fiscal year 2016. Representatives of PwC are expected to be present at the virtual Annual Meeting, in which case they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services and other services rendered to our company by PwC for our fiscal years ended June 27, 2015 and July 2, 2016.

	Fiscal 2016 ($)	Fiscal 2015 ($) (1)
Audit Fees (2)	1,217,820	5,442,605
Audit-Related Fees (3)	200,000	—
Tax Fees (4)	195,000	501,758
All Other Fees (5)	—	100,165
Total	1,612,820	6,044,555
(1)	The fiscal 2015 amounts are fees for professional audit services rendered to Viavi by PwC for the year ended June 27, 2015, and fees billed for other services rendered to Viavi by PwC, for that period. Prior to the Separation, Viavi paid all audit, audit-related, tax and other fees of PwC.

(2)	Audit Fees include fees related to professional services rendered in connection with the audit of Lumentum’s annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in Lumentum’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(3)	Audit-Related Fees include fees related to services rendered in connection with the Separation.
(4)	Tax Fees for Fiscal 2016 include fees for professional services rendered in connection with transfer pricing tax consulting, compliance and planning services and other tax consulting.

32    2016 Proxy Statement

Proposal No. 4

AUDITOR INDEPENDENCE

In our fiscal year ended July 2, 2016, there were no other professional services provided by PwC, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of PwC.

AUDIT COMMITTEE POLICY ON PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to PwC for our fiscal year ended July 2, 2016 were pre-approved by our Audit Committee.

VOTE REQUIRED

The ratification of the appointment of PwC requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the NASDAQ Stock Exchange and rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the board of directors, which is available on our website at www.lumentum.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. Our independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

●	reviewed and discussed the audited financial statements with management and PwC;
●

discussed with PwC the matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

●

received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

Based on the Audit Committee’s review and discussions with management and PwC, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2016 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the board of directors:

Harold L. Covert (Chair)
Martin A. Kaplan
Brian J. Lillie

This report of the Audit Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

34    2016 Proxy Statement

EXECUTIVE OFFICERS

The following table sets forth information regarding individuals who serve as our executive officers. The position titles refer to each executive officer’s title at Lumentum as of September 19, 2016. Our executive officers are elected by our board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Alan Lowe	54	President and Chief Executive Officer
Aaron Tachibana	56	Chief Financial Officer
Vincent Retort	62	Chief Operations Officer and Executive Vice President
Jason Reinhardt	42	Executive Vice President, Global Sales and Product Line Management
Judy Hamel	50	General Counsel and Secretary

For Mr. Lowe’s biography, see “Director Nominees.”

Aaron Tachibana has served as Lumentum’s chief financial officer since July 2015. Prior to joining Lumentum, Mr. Tachibana was employed by Viavi. Mr. Tachibana joined Viavi in November 2013 as vice president of finance and corporate controller. Prior to joining Viavi, Mr. Tachibana served as chief financial officer at Pericom Semiconductor Corp., a supplier of performance connectivity and timing solutions, from March 2010 to October 2013 where he led finance and human resources. From 1992 to 2010, he held executive and senior management positions with Asyst Technologies, Inc., Allied Telesis, Inc., TapCast Inc. and TeraStor Corporation. Mr. Tachibana holds a Bachelor of Science degree in Business Administration and Finance from San Jose State University.

Vincent Retort has served as Lumentum’s chief operations officer and executive vice president since February 2016, and was previously our senior vice president, research and development from July 2015 through February 2016. Prior to joining Lumentum, Mr. Retort was employed by Viavi. Mr. Retort joined Viavi in 2008 as vice president of research & development, CCOP, and became senior vice president of research & development of CCOP in 2011. From 2004 to 2008, Mr. Retort was vice president of product engineering, reliability and quality at NeoPhotonics Corporation, a designer and manufacturer of photonic integrated circuit based modules and subsystems. From 2002 to 2004, Mr. Retort served as senior director of development engineering, magnetic recording performance at Seagate Technologies PLC, an international manufacturer and distributor of computer disk drives. From 2000 to 2002, Mr. Retort served as vice president of product engineering at Lightwave Microsystems Corporation, a communications equipment company. Mr. Retort holds a Masters of Science degree in Biological Sciences from Stanford University and a Bachelor of Arts degree in Biology from West Virginia University.

Jason Reinhardt has served as Lumentum’s executive vice president, global sales and product line management, since February 2016, and was previously our senior vice president, sales from July 2015 through February 2016. Prior to joining Lumentum, Mr. Reinhardt was employed by Viavi. Mr. Reinhardt joined Viavi in May 2008 as Director of Sales for North America. He was subsequently promoted to Senior Director of North America Sales, VP and Senior VP of Global Sales, holding that position from August 2010 until January 2014, after which he focused on charitable humanitarian work while holding a part-time business development position. Mr. Reinhardt returned to a full-time role in June 2015, serving as Viavi’s Senior VP of Global Sales. Before joining Viavi, Mr. Reinhardt served as Deputy Country Director of HOPE worldwide Afghanistan, Senior Director of North America Sales at Avanex Corporation and Account Manager and Production Engineer at Corning Incorporated. He also served as an officer in the United States Air Force prior to those roles. Mr. Reinhardt holds a Bachelor of Science degree in Electrical Engineering from Montana State University, and a Master of Business Administration degree from Babson College’s Franklin W. Olin Graduate School of Business.

Judy Hamel has served as Lumentum’s general counsel and secretary since July 2015. Prior to joining Lumentum, Ms. Hamel was employed by Viavi. Ms. Hamel joined Viavi in August 2012 as senior corporate counsel. Prior to joining Viavi, from September 2006 to August 2012, Ms. Hamel served as vice president legal affairs at Cortina Systems, Inc., a global communications supplier of port connectivity solutions to the networking and telecommunications sector. Previously, Ms. Hamel worked as a corporate associate at Silicon Valley law firms Cooley Godward LLP and Wilson Sonsini Goodrich and Rosati PC. Ms. Hamel holds a Juris Doctor degree from Santa Clara University School of Law, a Masters degree in Business Administration from San Jose State University and a Bachelor of Science degree in Economics and Finance from Southern New Hampshire University.

EXECUTIVE COMPENSATION

DISCUSSION OF EXECUTIVE COMPENSATION PROGRAM

This discussion of our executive compensation program is designed to provide our stockholders with an understanding of our compensation program in effect for our named executive officers (“NEOs”) who consisted of the following executive officers for fiscal year 2016:

●	Alan Lowe, our President and Chief Executive Officer
●	Aaron Tachibana, our Chief Financial Officer
●	Vincent Retort, our Chief Operations Officer and Executive Vice President

Background

On August 1, 2015, we became an independent publicly-traded company through the distribution by JDS Uniphase Corporation (“JDSU”) to its stockholders of 80.1% of our outstanding common stock (the “Separation”). Each JDSU stockholder of record as of the close of business on July 27, 2015 received one share of Lumentum common stock for every five shares of JDSU common stock held on the record date. JDSU was renamed Viavi Solutions Inc. (“Viavi”) and at the time of distribution, retained ownership of 19.9% of Lumentum’s outstanding shares. Compensation awarded following the Separation was approved by Lumentum’s Compensation Committee post spin-off, and compensation awarded prior to the Separation was approved by Viavi’s Compensation Committee.

FISCAL YEAR 2016 BUSINESS PERFORMANCE

Lumentum posted strong results in its first year as an independent publicly–traded company. Highlights of Lumentum’s financial performance in fiscal year 2016, its first year as a public company, together with comparable measures during fiscal year 2015, are set forth below:

	Fiscal Year 2016 ($ in millions)	Fiscal Year 2015 ($ in millions)	Change
Net Revenue	$903.0	$837.1	7.9%
Gross Margin	30.7%	30.8%	(10) bps
Adjusted Gross Margin (1)	33.0%	32.5%	50 bps
Operating Margin	1.3%	(2.8)%	410 bps
Adjusted Operating Margin (1)	9.2%	5.4%	380 bps
(1)	A reconciliation of these non-GAAP measures to the most comparable financial measures calculated and presented in accordance with GAAP and a discussion of our use of these non-GAAP measures is included in Appendix C.

Adjusted Gross Margin and Adjusted Operating Margin are non-GAAP measures that Lumentum discloses to provide additional information about the operating results of the Company.

COMPENSATION PHILOSOPHY

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

●	Total compensation should attract, motivate and retain the talent necessary to achieve our business objectives in order to increase long-term value and drive stockholder returns.
●

Superior executive talent is motivated and retained through a strong pay for performance compensation system that provides the opportunity to earn above-average compensation in return for achieving business and financial success.

●	Our compensation practices continue to evolve to align compensation with recognized best practices and to address current market realities.

36    2016 Proxy Statement

Executive Compensation

WHAT WE DO

●	Pay for Performance: 83% of our CEO’s and 71% of our other NEOs’ fiscal year 2016 target compensation was subject to Lumentum’s financial and/or share price performance
●	Emphasize Long-Term Company Performance: Over 50% of our NEOs’ fiscal year 2016 target compensation is in the form of equity that vests over three years
●	Maintain Stock Ownership Guidelines: 3x salary for our CEO and 1x for other NEOs
●	Maintain a Clawback Policy: Provides for the recapture of awards in the event of a restatement caused by fraudulent or illegal conduct
●	Require “Double-Trigger” for equity acceleration upon a change in control
●	Employ an independent chairman of the board
●	Engage an independent advisor

WHAT WE DON’T DO

●	No excessive perquisites awarded to Executive Officers
●	No tax gross-ups upon a change in control
●	No hedging or pledging of Lumentum securities by employees or directors

COMPENSATION PRACTICES

In fiscal year 2016, our CEO and Senior Vice President of Human Resources presented to the Compensation Committee performance reviews and compensation recommendations for our NEOs other than our CEO. Our management team conferred with Semler Brossy to prepare NEO compensation recommendations for the Compensation Committee’s consideration. Additionally, Semler Brossy prepared materials for the Compensation Committee on CEO compensation. The Compensation Committee reviewed and approved CEO compensation and the CEO was not present for these discussions.

PEER GROUP

The Compensation Committee reviews the compensation practices at similarly situated companies for purposes of helping it to determine whether the total compensation opportunity available to our NEOs is appropriate and competitive. These peer group companies for fiscal year 2016 (the “Industry Peer Group”), together with the characteristics that the Compensation Committee believes makes them an appropriate basis for comparison to Lumentum. The primary uses of these peer groups are set forth below:

INDUSTRY GROUP

Characteristics: Companies similar in revenue, size, and business operations to Lumentum		Ciena Coherent Comverse Finisar FLIR Systems Infinera IPG Photonics Newport Oclaro Qorvo Viavi Xilinx

Primary Uses:

●	Performance and pay relationship
●	NEO compensation levels
●	Annual and long-term incentive plan design
●	Independent director compensation
●	Equity plan and share usage
●	Change in control and severance
●	Benefits and perquisites

Executive Compensation

SPIN-OFF GROUP

Characteristics: Similarly-sized recent technology companies that were spun out of a larger organization		CDK Global Comverse Covisint Keysight Technologies Kimball Electronics Knowles Rightside Group SAIC

Primary Uses:

●	Conversion practices of outstanding equity awards
●	One-time pay actions related to the spin
●	Change in control and severance
●	Disclosure practices

The Spin-Off group is not expected to be used by the Compensation Committee with respect to compensation of NEOs in future periods.

ELEMENTS OF OUR FISCAL YEAR 2016 COMPENSATION PROGRAM

In fiscal year 2016, compensation that we provided to our NEOs primarily consisted of salary, annual cash incentive, and equity awards. In addition to those compensation elements that are expected to be awarded to our NEOs on a recurring basis, we also awarded Mr. Lowe and Mr. Tachibana one-time equity awards in connection with the Separation.

Base Salary

Base salary represents the fixed portion of our NEOs compensation and is intended to attract and retain highly talented individuals. In determining base compensation levels, our Compensation Committee analyzed base salary information for similar positions and titles at companies in the Industry Peer Group.

	Fiscal Year 2016 ($) (1)	Fiscal Year 2015 ($) (1)
Alan Lowe	625,000	562,000
Aaron Tachibana	365,000	292,000
Vincent Retort (2)	415,000	345,000
(1)	Amounts in this table reflect annualized base salaries. Actual salaries paid during these periods are described below under the section titled “—Summary Compensation Table.” For fiscal year 2016, the base salary increases were effective August 1, 2015.

(2)	Mr. Retort’s base salary was $375,000 at the start of fiscal year 2016 and was increased to $415,000 upon his promotion to Chief Operations Officer, Executive Vice President, in February 2016.

38   2016 Proxy Statement

Executive Compensation

ANNUAL CASH INCENTIVE PLAN

We operate an annual cash incentive plan (“CIP”), which is intended to reward our NEOs for achieving annual financial goals.

Fiscal Year 2016

In fiscal year 2016, the Compensation Committee approved consolidated revenue and adjusted operating income as the performance measures for determining cash incentive amounts for our NEOs in fiscal year 2016 because the Compensation Committee believes that these performance measures represent the most critical measures of success of Lumentum in first year following the Separation. 80% of the cash incentive amount is measured on adjusted operating income and 20% is measured on revenue.

The Compensation Committee considered each NEO’s role at Lumentum and external competitive market data from both the Industry Peer Group and survey data to determine individual incentive targets. In fiscal year 2016, our operating income was 9.4% and our consolidated revenue was $903 million, resulting in our cash incentive plan funding at 95.6% of target. Total individual cash incentive plan payouts for our NEOs were as follows:

	Fiscal Year 2016 CIP Target		Fiscal Year 2016 CIP Payouts
	Target ($)	% of Salary (%)	Payout ($)	% of Salary (%)
Alan Lowe	625,000	100	597,775	95.6
Aaron Tachibana	219,000	60	209,460	57.4
Vincent Retort (1)	290,500	70	251,699	60.7
(1)	Mr. Retort’s target bonus percentage for the first half of fiscal year 2016 was 60% on a base salary of $375,000, and increased to the amounts in the table above upon his promotion to Chief Operations Officer, Executive Vice President, in February 2016.

FY 2016 Cash Incentive Plan Measures

Fiscal Year 2015

During fiscal year 2015, Viavi utilized a single cash incentive program for the majority of its employees globally, known as the Variable Pay Plan (“VPP”). Under the VPP, incentive bonuses were determined based on a quarterly operating income metric, and paid semi-annually. Our NEOs were included among the participants in the VPP, and amounts paid to our NEOs under the VPP with respect to fiscal year 2015 are set forth below under “—Summary Compensation Table.”

Executive Compensation

Equity Incentive Awards

We use equity awards to deliver long-term incentive compensation opportunities to our NEOs and to address special situations as they may arise from time to time, such as promotions and retention arrangements. Our equity incentive awards are intended align the interests of our NEOs with those of our stockholders. Equity awards are generally subject to vesting restrictions to encourage ownership and retention of equity interests in Lumentum. To determine annual equity awards for our NEOs, the Compensation Committee reviews each executive’s role, performance, and current competitive market information from both the Industry Peer Group and survey data.

Fiscal Year 2016

In fiscal year 2016, equity awards to our NEOs consisted of annual equity awards and, in the cases of Mr. Lowe and Mr. Tachibana, special one-time equity awards. All equity awards granted to our NEOs in fiscal year 2016 are outlined in the table below.

Annual Equity Awards

Annual equity awards for fiscal year 2016 consisted of restricted stock units (“RSUs”) that vest ratably over three years. Each RSU represents a right to receive one share of common stock upon vesting. The Compensation Committee determined that RSUs were the best vehicle to create stability during our first year as an independent public company in light of the uncertainty regarding our stock price. Annual equity awards granted to our NEOs with respect to fiscal year 2016 are set forth in the table below.

One-Time Equity Awards

In addition to the annual equity awards described above, Mr. Lowe and Mr. Tachibana received the following special one-time equity awards in fiscal year 2016.

●

Mr. Lowe was awarded a one-time grant of 73,854 RSUs in recognition of his promotion to CEO in connection with the spin-off. 50% of the award vests ratably over three years and 50% vests over three years based on the achievement of certain performance measures (the “performance-based component”). 100% of the performance-based component was eligible to vest if Lumentum achieved organic revenue growth at a target set by the Compensation Committee in fiscal year 2016. Lumentum did not achieve this organic revenue growth target in fiscal year 2016. If the performance-based component was not eligible to vest in fiscal year 2016, then 50% of the performance-based component is eligible to vest if Lumentum achieves organic revenue growth at a target set by the Compensation Committee in fiscal year 2017.

●	Mr. Tachibana was awarded a one-time grant of 19,202 RSUs in recognition of his promotion to our Chief Financial Officer in connection with the Separation. This award vests ratably over three years.

These awards are not intended to be a part of Mr. Lowe and Mr. Tachibana’s ongoing compensation.

	Annual Equity		One-Time Equity
	Number of RSUs	Target Value of RSUs ($)	Number of RSUs		Target Value of RSUs ($)
Alan Lowe	115,707	2,350,000	73,854	(1)	1,500,000
Aaron Tachibana	29,542	600,000	19,202		390,000
Vincent Retort	39,389	800,000	—		—
(1)	Consists of 36,927 RSUs with time-based vesting and 36,927 RSUs with performance-based vesting, as discussed above. 50% of the RSUs with performance-based vesting, or 18,463 shares, are not eligible to vest as the performance target for fiscal year 2016 was not met.

40   2016 Proxy Statement

Executive Compensation

Fiscal Year 2015

During fiscal year 2015, Viavi granted RSUs subject to market-based vesting terms (“MSUs”) to our NEOs.

These MSUs vest over a three or four year period, as applicable, with the number of units actually earned on each vesting date determined by comparing Viavi’s total stockholder return (“TSR”) for the relevant period to the TSR of the component companies of the NASDAQ Telecommunications Index (the “Index”) on a straight-line scale from 0% to 150% as described in the following table.

Relative Performance	Percent of Target Award Vesting (%)
Viavi TSR below 25th percentile	—
Viavi TSR at 25th percentile	50
Viavi TSR at 50th percentile	100
Viavi TSR at or above 75th percentile	150

TSR is initially calculated for a baseline period, which, for grants made in fiscal year 2015 was July 15, 2014 through September 15, 2014 (the “Initial Measurement Period”). Vesting is then determined by comparing the TSR during each of the next three July 15 through September 15 measurement periods against the Initial Measurement Period. The target number of units subject to MSU awards held by Mr. Lowe and Mr. Retort are shown in the Outstanding Equity Awards At Fiscal-Year End Table.

In connection with the Separation, the 2015 measurement period, as well as the vesting and performance goals applicable to the remaining Lumentum MSU awards, were adjusted by the Compensation Committee of our board of directors. See “—Treatment of Equity Awards at Separation.”

EMPLOYMENT AGREEMENT WITH MR. LOWE

In August 2015, Lumentum entered into an employment agreement with Alan Lowe. The employment agreement has an initial term of three years and will automatically renew for successive one year terms unless any party provides written notice of non-renewal at least 90 days prior to the end of the term. The employment agreement generally provided Mr. Lowe an annual base salary, an annual target bonus, and equity awards. The agreement makes Mr. Lowe eligible to participate in the employee benefit plans maintained by Lumentum or Lumentum Operations LLC (“LLC”), its subsidiary, and generally applicable to the senior executives of the LLC. The employment agreement also provides Mr. Lowe lump sum cash payments and vesting acceleration of outstanding Lumentum equity awards under certain terminations of his employment. For additional information concerning Mr. Lowe’s change of control benefits, see “Payments Upon a Termination or Change of Control”.

SHARE OWNERSHIP GUIDELINES

Our share ownership guidelines require all executive officers and directors maintain a significant equity investment in Lumentum based upon a multiple of his or her base salary.

Title	Ownership Requirement
CEO	3x base salary
All Other Executive Officers	1x base salary
Directors	3x annual cash retainer

Shares owned outright and unvested and vested restricted stock and restricted stock units count toward the ownership requirements. These ownership levels must be attained within five years from the date of initial election or appointment to the board of directors, in the case of non-employee directors, or within five years following the appointment of executive officers. At the time the Compensation Committee reviewed the policy in January 2016, all executive officers were in compliance or on track to achieve compliance with the guidelines.

Clawback Policy

In August 2016, the Compensation Committee approved a clawback policy that allows Lumentum to recover cash incentive plan awards and performance-based equity awards that are earned based on financial results, if those results are restated within three years of being earned as a result of fraudulent or illegal conduct. The policy covers our executive officers. The board of directors has discretion to determine whether or not to pursue recovery.

Executive Compensation

SUMMARY COMPENSATION TABLE

Lumentum is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act. This classification requires more limited disclosure of executive compensation than are applicable to larger public companies. To promote transparency about the executive pay programs and alignment with performance, we have provided more information than is required about our NEO compensation in this narrative to the Summary Compensation Table.

The following table provides certain summary information concerning the compensation awarded to, earned by or paid to each of our NEOs for the fiscal years ended June 27, 2015 and July 2, 2016.

Name and Principal Position	Year	Salary ($) (1)	Stock Award ($) (2)(3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Alan Lowe
President and Chief Executive Officer	2016	652,577	3,853,775	597,775	7,678	5,111,805
President, CCOP, JDS Uniphase	2015	562,000	1,195,001	205,135	4,000	1,966,136
Aaron Tachibana
Chief Financial Officer	2016	362,138	990,966	209,460	6,738	1,569,303
Corporate Controller, JDS Uniphase	2015	284,123	233,520	48,468	9,236	575,347
Vincent Retort
Chief Operations Officer and Executive Vice President	2016	406,442	800,778	254,499	7,446	1,469,166
Vice President, R&D, JDS Uniphase	2015	338,077	677,565	86,641	4,000	1,106,283
(1)	Actual salary earned during fiscal year 2016 or fiscal year 2015, as applicable.

(2)	Amounts shown do not reflect compensation actually received by the NEO. Instead, the amounts shown are the grant date fair value in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts are set forth under “Note 13. Stock Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended July 2, 2016. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	The grant date fair value of Mr. Lowe’s MSUs reflected in the table above includes 18,463 shares with a value of $375,353 that will not vest because the Company failed to meet the applicable performance metrics with respect to the fiscal year 2016. See “—Market Stock Units” for further information about the MSUs.

(4)	Non-Equity Incentive Plan Compensation for fiscal year 2015 was paid pursuant to the JDSU Variable Pay Plan and for fiscal year 2016 was paid pursuant to the Lumentum Cash Incentive Plan. See “-Annual Cash Incentive Plan” for an additional discussion.

(5)	All amounts represent 401(k) matching contributions by Viavi or Lumentum, as applicable.

42   2016 Proxy Statement

Executive Compensation

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information regarding outstanding equity awards and applicable market values at the end of fiscal year 2016.

All references in the following table to stock options and RSUs granted by Viavi prior to the Separation relate to awards in respect of Viavi common shares. In connection with the Separation, these stock options and restricted stock units were converted into Lumentum stock options and restricted stock units, subject to the adjustments described below under “-Treatment of Equity Awards at Separation.”

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Name	Exercisable	Unexercisable
Alan Lowe	20,016 (2)	—	10.76	8/15/2017
	10,008 (2)	—	10.76	8/15/2017
	19,788 (2)	—	18.82	8/15/2018
	39,577 (2)	—	18.82	8/15/2018
					10,918 (3)	258,211
					18,196 (4)	430,335
							36,927 (5)	873,324
							152,634 (6)	3,609,794
							2,743 (6)	64,872
							11,428 (6)	270,272
Aaron Tachibana
							10,918 (6)	258,211
							4,799 (6)	113,496
							29,542 (6)	698,668
							19,202 (6)	454,127
Vince Retort	24,565 (2)	—	18.82	8/15/2018
	10,235 (2)	—	45.89	2/15/2019
	20,471 (2)	—	45.89	2/15/2019
					4,549 (3)	107,584
					10,316 (4)	243,973
							39,389 (6)	931,550
							1,143 (6)	27,032
							6,477 (6)	153,181
(1)	Amounts reflecting market value of RSUs are based on the price of $23.65 per share, which was the closing price of our common stock as reported on NASDAQ on July 1, 2016.

(2)	Fully vested stock option.

(3)	MSUs that vest based upon the Company’s performance in fiscal year 2016 relative to a revenue target set by the Compensation Committee. The actual number of shares that vest range from 0% to 150% of the target amount for each vesting tranche.

Executive Compensation

(4)	MSUs that vest in two annual tranches based upon the Company’s performance in fiscal year 2016 relative to a revenue target set by the Compensation Committee. The actual number of shares that vest range from 0% to 150% of the target amount for each vesting tranche.

(5)	Performance based stock units which vest 1/3 of the awarded units on the first, second and third anniversaries of the grant date based upon the Company’s performance in fiscal year 2016 relative to a revenue target set by the Compensation Committee. If the target for fiscal year 2016 is not met, then 50% of the awarded units would vest on the second and third anniversaries of the grant date based upon the Company’s performance in fiscal year 2017 relative to a revenue growth target set by the Compensation Committee. 50%, or 18,463 RSUs, did not vest as the performance targets for fiscal year 2016 was not met.

(6)	Time-based RSUs that vest 1/3 of the awarded units on the first anniversary of the grant date and the remainder of the units in equal quarterly installments for two years thereafter.

Each of the options and other equity awards granted prior to the Separation and reflected in the above table were issued under the JDSU 2003 Equity Incentive Plan and converted to the Lumentum 2015 Equity Incentive Plan (the “2015 Plan”).

PAYMENTS UPON A TERMINATION OR CHANGE OF CONTROL

CEO Change of Control Benefits

If Mr. Lowe’s employment is terminated without “cause” or Mr. Lowe resigns for “good reason,” or Mr. Lowe’s employment terminates due to his death or disability, and such termination of employment occurs during a period beginning on a potential change in control date and ending on the date that is 18 months following the consummation of a change in control (the “Coverage Period”), Mr. Lowe will receive (subject to Mr. Lowe signing and not revoking a release of claims with Lumentum and the LLC that become effective in accordance with the agreement): (i) a lump sum cash payment equal to 200% of his base salary for the year in which his employment is terminated plus 200% of his target annual bonus for the year in which his employment was terminated, (ii) vesting acceleration of 100% of any of Mr. Lowe’s outstanding Lumentum equity awards (effective the later of the date of termination or the date of the consummation of the change in control), and (iii) a lump sum cash payment equal to 24 multiplied by the monthly health insurance continuation premiums for the health, dental, and vision insurance options in which Mr. Lowe and his eligible dependents are enrolled on the termination date.

If Mr. Lowe’s employment is terminated without “cause” or Mr. Lowe resigns for “good reason,” in either case, outside the Coverage Period, Mr. Lowe will receive (subject to Mr. Lowe signing and not revoking a release of claims with Lumentum and the LLC that become effective in accordance with the agreement): (i) a lump sum cash payment equal to 150% of his base salary for the year in which his employment is terminated, (ii) acceleration of any of Mr. Lowe’s outstanding Lumentum equity awards such that Mr. Lowe will be vested in the number of Lumentum equity awards that Mr. Lowe would have been vested in had Mr. Lowe remained continuously employed for an additional 12 months, and (iii) a lump sum cash payment equal to 12 multiplied by the monthly health insurance continuation premiums for the health, dental, and vision insurance options in which Mr. Lowe and his eligible dependents are enrolled on the termination date.

2015 Change in Control Benefits Plan

In April 2015, the board of directors of Viavi approved the Lumentum 2015 Change in Control Benefits Plan (the “Lumentum CIC Plan”), which was amended by the Lumentum Compensation Committee in August 2015. Pursuant to the plan, eligible executives, including the NEOs (except for the CEO), will receive cash payments and accelerated vesting of options, restricted stock units and other securities under the following circumstances.

In the event an eligible executive’s employment is terminated without “cause” (as defined in the Lumentum CIC Plan) or the eligible executive resigns for “good reason” (as defined in the Lumentum CIC Plan), in either case, occurring outside the date beginning on the public announcement of an intent to consummate a change in control of Lumentum and ending 12 months following the consummation of the change in control, the eligible executive will be entitled to receive (subject to the executive signing and not revoking a release of claims that become effective in accordance with the Lumentum CIC Plan) (i) accelerated vesting of any unvested Lumentum equity awards held at the time of termination as to the number of shares that otherwise would vest over the nine-month period following the termination date, (ii) a lump sum payment (less applicable tax and other withholdings) equal to nine months of base salary, and (iii) reimbursement of COBRA premiums for the lesser of 9 months or the maximum allowable COBRA period.

In the event of a qualifying termination, each of the eligible executives will be entitled to receive (i) accelerated vesting in full of any unvested equity awards held at the time of termination (including accelerated vesting of any performance-based awards at 100% of the target achievement level), (ii) a lump sum payment (less applicable tax and other withholdings) equal to two years’ base salary, and (iii) reimbursement of COBRA premiums for the lesser of 12 months or the maximum allowable COBRA period. A qualifying termination under the Lumentum CIC Plan is (i) any involuntary termination without cause or resignation for good reason during the period beginning upon the public announcement of an intent to consummate a change in control of Lumentum and ending 12 months following the consummation of the change in control, or (ii) any termination due to disability or death occurring within 12 months following a change in control of Lumentum.

44   2016 Proxy Statement

Executive Compensation

A change in control of Lumentum includes the acquisition by any person of more than 50% of the fair market value or voting power of outstanding Lumentum voting stock, a merger of Lumentum unless the Lumentum stockholders retain more than 50% of the voting power of the securities of the surviving entity and the Lumentum directors constitute a majority of the surviving entity’s board of directors, or sale of substantially all of the assets of Lumentum.

Eligible executives are those employed in the United States or Canada who are (a) at the level of Senior Vice President or above and who (i) hold one or more of the following positions or their functional equivalents: Chief Financial Officer, Chief Administrative Officer, Chief Legal Officer, Chief Information Officer, Chief Marketing Officer, Chief Research & Development Officer, Chief Operations Officer, Global Sales Officer and the senior executive responsible for Human Resources, or (ii) are designated in writing by the Chief Executive Officer as being an eligible executive, subject to subsequent review and ratification by the Compensation Committee at its discretion, or (b) are at the level of Vice President or above and who hold the position of VP Laser Product Line Management, VP Optical Communications Product Line Management, VP Datacom Product Line Management, VP Strategy and Corporate Development, or VP General Counsel.

The Lumentum CIC Plan is administered by the Compensation Committee of our board of directors. It will terminate on June 30, 2018 if no change in control of Lumentum has occurred by that date.

Treatment of Equity Awards at Separation

At the time of the Separation, Viavi had outstanding equity awards relating to its common stock in the form of stock options, RSUs and MSUs under its Amended and Restated 2003 Equity Incentive Plan and 2005 Acquisition Equity Incentive Plan (the “JDSU Equity Plans”). The JDSU Equity Plans require adjustments to Viavi equity awards outstanding at the time of the Separation in the event of certain transactions, including the distribution of our common stock in connection with the Separation.

Generally, Viavi equity awards held by our employees, including our named executive officers, immediately prior to the Separation were converted into awards for shares of our common stock under the 2015 Plan described below, with specific adjustments to these awards to reflect the Separation depending on the type of award. The following discussion describes the treatment of Viavi equity awards held by our employees, including our named executive officers. This treatment became effective as of the distribution date of shares of our common stock to Viavi stockholders in connection with the Separation (the “distribution date”).

Service-Vesting Stock Options

Viavi options that vest based solely on their holder’s service and that were outstanding on the distribution date and held by our employees were converted into Lumentum options, without any changes to the original terms of the Viavi options, other than appropriate adjustments to the number of shares of our common stock subject to each Lumentum option and to the exercise price payable per share in order to preserve the economic value of the Viavi options immediately prior to the Separation.

Stock Options with Market Conditions

Certain outstanding Viavi options held by our employees prior to the Separation were scheduled to vest based upon the holder’s continued service with Viavi but would not become exercisable until Viavi’s common stock price exceeds a stated threshold for 30 consecutive trading days. These options were adjusted in the same manner described for service-vesting options, except that, for purposes of determining whether the share price requirement is satisfied during the 30 days following the distribution date, our share price (as adjusted to reflect the distribution) was combined with the Viavi share price.

Restricted Stock Units

Viavi RSUs held by our employees on the distribution date were converted into RSUs for shares of our common stock, without any changes to the original terms of the Viavi RSUs, other than appropriate adjustments to the number of shares of our common stock subject to the Lumentum RSU awards in order to preserve the economic value of these awards immediately prior to the Separation.

Market Stock Units

Viavi MSU awards held by our employees prior to the Separation were scheduled to vest based upon their holder’s continued service and the relative Viavi TSR in comparison to the TSR range of the companies included in the Index during a specified measurement period. Viavi MSU awards held by our employees on the distribution date were converted into Lumentum awards in the same manner described for Viavi MSUs. In connection with the Separation, the 2015 measurement period, as well as the vesting and performance goals applicable to the remaining Lumentum MSU awards were adjusted by the Compensation Committee as shown in the table below.

Executive Compensation

Original Viavi MSU Award	Vesting Terms of Converted Lumentum MSU Award
2012 Viavi MSU Award	The number of Lumentum MSUs that vested was based on Viavi’s TSR relative to the performance of those companies in the Index measured over a 60-day period ending on July 31, 2015, with a vesting date of September 25, 2015. 81.2% of the awarded units vested based on the performance measurement.
2013 Viavi MSU Award

For 50% of the unvested Viavi MSUs: the number of corresponding Lumentum MSUs that vested was based on Viavi’s TSR relative to the performance of those companies in the Index measured over a 60-day period ending on July 31, 2015, with a vesting date of September 25, 2015. 66.6% of the awarded units vested for this tranche based on the performance measurement.

For the remaining 50% of unvested Viavi MSUs: the number of corresponding Lumentum awards that vest will be based on Lumentum’s performance in fiscal year 2016 relative to a revenue target set by the Compensation Committee, with the holder being eligible to earn up to 150% of the target amount based on certain levels of achievement in excess of the revenue target, with a vesting date of September 25, 2016.

2014 Viavi MSU Award

For 1/3 of the unvested Viavi MSUs: the number of corresponding Lumentum MSUs that vested was based on Viavi’s TSR relative to the performance of those companies in the Index measured over a 60-day period ending on July 31, 2015, with a vesting date of September 25, 2015. 122.6% of the awarded units vested on September 25, 2015 for this tranche based on the performance measurement.

For the remaining 2/3 of the unvested Viavi MSUs: the number of corresponding Lumentum awards that vest will be based on Lumentum’s performance in fiscal year 2016 relative to a revenue target set by the Compensation Committee, with the holder being eligible to earn up to 150% of the target amount based on certain levels of achievement in excess of the revenue target. The vesting dates will be September 25, 2016 (50% of any earned Lumentum awards) and September 25, 2017 (50% of any earned Lumentum awards).

Continued Service-Vesting

The service-vesting requirements in effect for each Viavi award held by our employees prior to the Separation remained unchanged in connection with the Separation from Viavi and are measured in terms of both service prior to the Separation and continued service with Lumentum after the Separation.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about shares of Lumentum’s common stock that may be issued under Lumentum’s equity compensation plans, including compensation plans that were not approved by Lumentum’s stockholders. Information in the table is as of July 2, 2016.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($) (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—		—	—
Equity compensation plans not approved by security holders (2)	2,874,352	(3)	17.83	4,999,630
Total	2,874,352		17.83	4,999,630
(1)	The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

(2)	Includes the 2015 Equity Incentive Plan.

(3)	This number includes 2,874,352 shares subject to outstanding awards granted under our 2015 Equity Incentive Plan, of which 284,537 shares were subject to outstanding options and 2,589,815 shares were subject to outstanding RSU awards.

46   2016 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reports the number of shares of our common stock beneficially owned as of August 26, 2016, by (i) all persons who are known to us to be beneficial owners of five percent or more of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of August 26, 2016. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 60,082,117 shares of our common stock outstanding as of August 26, 2016. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o Lumentum Holdings Inc., 400 North McCarthy Boulevard, Milpitas, California, 95035.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned
5% or more Stockholders	Number	Percentage
Viavi Solutions Inc. (1)	5,042,855	8.4%
Capital Research Global Investors (2)	6,441,454	10.7%
BlackRock Inc. (3)	5,114,474	8.5%
The Vanguard Group (4)	3,423,855	5.7%
T. Rowe Price Associates, Inc. (5)	3,122,521	5.2%
Directors and Named Executive Officers
Alan S. Lowe (6)	183,928	*
Harold L. Covert	9,841	*
Penelope A. Herscher	15,205	*
Martin A. Kaplan	20,187	*
Samuel F. Thomas	3,283	*
Brian J. Lillie	3,283	*
Aaron Tachibana (7)	42,089	*
Vincent Retort (8)	105,034	*
All directors and executive officers as a group (10 persons) (9)	456,733	*
*	Indicates ownership of less than 1% of our common stock.

(1)	Includes 11,692,855 shares retained by Viavi in connection with the Separation less 6,650,000 shares sold through August 26, 2016. The address for Viavi is 430 N. McCarthy Boulevard, Milpitas, CA 95035.

(2)	Based solely on a Schedule 13G/A filing made by Capital Research Global Investors on July 8, 2016, reporting sole voting and dispositive power over the shares in its capacity as an investment advisor. The address for Capital Research Global Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(3)	Based solely on a Schedule 13G filing made by BlackRock Inc. on January 28, 2016, reporting sole voting power over 4,583,733 shares and sole dispositive power over 5,114,474 shares. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10022.

(4)	Based solely on a Schedule 13G filing made by The Vanguard Group on February 10, 2016, reporting sole voting power over 34,445 shares, shared voting power over 1,160 shares, sole dispositive power over 3,391,670 shares, and shared dispositive power over 32,185 shares in its capacity as an investment advisor. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 31,025 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 4,580 shares as a result of its serving as investment manager of Australian investment offerings. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	Based solely on a Schedule 13G filing made by Price T. Rowe Associates, Inc. on February 12, 2016, reporting sole voting power over 4868,093 shares and sole dispositive power over 3,122,521 shares in its capacity as an investment advisor. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

Security Ownership

(6)	Includes (i) 20,016 RSUs which vest within 60 days of August 26, 2016, and (ii) 139,370 shares of restricted stock which vest ratably over three years.

(7)	Includes 28,250 shares of restricted stock which vest ratably over three years.

(8)	Includes (i) 30,706 shares subject to stock options currently exercisable or exercisable within 60 days of August 26, 2016, (ii) 9,707 RSUs which vest within 60 days of August 26, 2016, (iii) 64,034 shares of restricted stock which vest ratably over three years.

(9)	Includes (i) 30,706 shares subject to stock options currently exercisable or exercisable within 60 days of August 26, 2016, (ii) 36,636 RSUs which vest within 60 days of August 26, 2016, (iii) 231,654 shares of restricted stock which vest ratably over three years.

48   2016 Proxy Statement

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were or are to be a participant, in which:

●	the amounts involved exceeded or will exceed $120,000; and
●	any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

AGREEMENTS WITH VIAVI

On July 31, 2015, we entered into a separation agreement with Viavi as well as various other ancillary agreements in order to effect the Separation and provide a framework for our relationship with Viavi after the Separation, including a contribution agreement, a membership interest transfer agreement, a supply agreement, a tax matters agreement, an employee matters agreement, an escrow agreement, an intellectual property matters agreement, stockholder’s and registration rights agreement, and the local transfer documents executed in connection with the Separation. These agreements provide for the allocation between us and Viavi of Viavi’s assets, employees, liabilities and obligations (including its investments, property and employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after Separation and will govern certain relationships between us and Viavi after the Separation. Additionally, we entered into a securities purchase agreement with Viavi and Amada relating to the sale of Lumentum Inc.’s Series A Preferred Stock by Viavi to Amada. Certain agreements were filed as exhibits to this Amendment No.1 for the fiscal year ended June 27, 2015.

The following summaries of each of the agreements listed above are qualified in their entireties by reference to these agreements, which are incorporated by reference into this Amendment No.1.

THE CONTRIBUTION AGREEMENT

Transfer of Assets and Assumption of Liabilities

On July 31, 2015, we entered into a contribution agreement with Viavi, which identifies the assets transferred, the liabilities assumed and the contracts assigned to each of Lumentum and Viavi, and it provides for when and how these transfers, assumptions and assignments will occur. In particular, the contribution agreement provides that, among other things, subject to the terms and conditions contained therein:

●	all assets primarily used by our business, which are referred to as “Lumentum Assets,” are transferred to us, including, among others:
	●	manufacturing facilities located in San Jose, California and Bloomfield, Connecticut;
	●	R&D facilities primarily located in the United States, Canada, China and Switzerland;

●	contracts (or portions thereof) related to our business;
●	intellectual property related to our business;
● rights and assets expressly allocated to us pursuant to the terms of the separation agreement or certain other agreements entered into in connection with the Separation; and

●	other assets that are included in our pro forma balance sheet.
●	certain liabilities primarily related to our business or the Lumentum Assets, which are referred to as the “Lumentum Liabilities,” were also transferred;
●	all of the assets and liabilities (including whether accrued, contingent or otherwise) other than the Lumentum Assets and the Lumentum Liabilities (such assets and liabilities referred to as the “JDSU Assets” and the “JDSU Liabilities,” respectively) were retained by or transferred to Viavi; and

●	certain contingent liabilities, unless specifically attributable to either us or Viavi, will be allocated between the two parties according to a formula to be agreed upon by the two parties.

Except as expressly set forth in the contribution agreement or any ancillary agreement, neither we nor Viavi make any representation or warranty as to the assets, business or liabilities transferred or assumed as part of the contribution, as to any approvals or notifications required in connection with the transfers, as to the value of or the freedom from any security interests of any of the assets transferred, as to the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset of either our subsidiaries or Viavi or as to the legal sufficiency of any assignment, document or instrument delivered to convey title to any asset or thing of value to be transferred in connection with the Separation. All assets are transferred on an “as is,” “where is” basis and the respective transferees will bear

Related Person Transactions

the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good title, free and clear of all security interests, and that any necessary approvals or notifications are not obtained or made or that any requirements of laws or judgments are not complied with.

Information in this Proxy Statement with respect to the assets and liabilities of the parties distributed in connection with the Separation is presented based on the allocation of such assets and liabilities pursuant to the separation agreement and the ancillary agreements, unless the context otherwise requires. The contribution agreement provides that, in the event that the transfer or assignment of certain assets and liabilities to Lumentum Operations LLC or Viavi, as applicable, does not occur prior to the contribution, then until such assets or liabilities are able to be transferred or assigned, Lumentum Operations LLC or Viavi, as applicable, will hold such assets on behalf and for the benefit of the other party and will pay, perform and discharge such liabilities in the ordinary course of business, provided that the other party will advance or reimburse Lumentum Operations LLC or Viavi, as applicable, for any payments made in connection with the maintenance of such assets or the performance and discharge of such liabilities.

THE MEMBERSHIP INTEREST TRANSFER AGREEMENT

On July 31, 2015, Viavi and Lumentum Inc. entered into a membership interest transfer agreement which provided that Viavi would transfer all of the membership interests in Lumentum Operations LLC, which holds what was historically Viavi’s CCOP business assets and associated liabilities, to Lumentum Inc. in exchange for all of the issued and outstanding common stock, Series A Preferred Stock (which Viavi subsequently sold to Amada) and Series B Preferred Stock of Lumentum Inc.

THE SEPARATION AND DISTRIBUTION AGREEMENT

Contribution of Operating Subsidiary Common Stock and Series B Preferred Stock

On July 31, 2015, we entered into a separation agreement with Viavi that provided that Viavi would contribute all of the issued and outstanding common stock and Series B Preferred Stock of Lumentum Inc., which holds all of the membership interests in Lumentum Operations LLC, which in turn holds what was historically Viavi’s CCOP business assets and associated liabilities, to us.

The Cash Contribution

The separation agreement provided that Viavi make a cash contribution to Lumentum in an amount equal to $137.6 million.

The Distribution

The separation agreement also governs the rights and obligations of the parties regarding the distribution. On July 31, 2015, after giving effect to Viavi’s retention of 19.9% of our common stock, Viavi distributed to its stockholders that held shares of Viavi common stock as of July 27, 2015 the remaining 80.1% of the issued and outstanding shares of our common stock on a pro rata basis. Viavi stockholders received cash in lieu of any fractional shares of our common stock.

Conditions to the Distribution

The separation agreement provides that the distribution was subject to satisfaction (or waiver by Viavi) of certain conditions. Viavi had the sole and absolute discretion to determine (and change) the terms of, and to determine whether to proceed with, the distribution and to determine the record date for the distribution, the distribution date and the distribution ratio.

Termination of Arrangements and Agreements between us and Viavi

The separation agreement provides that all agreements, arrangements, commitments or understandings as to which there are no third parties and that are between us, on the one hand, and Viavi, on the other hand, as of July 31, 2015, were terminated as of the distribution, except for the separation agreement and the ancillary agreements, certain shared contracts and other arrangements specified in the separation agreement. The separation agreement also provides that at or prior to July 31, 2015, all bank and brokerage accounts owned by us were de-linked from the Viavi accounts.

50   2016 Proxy Statement

Related Person Transactions

Releases

The contribution agreement provides that we and our affiliates will release and discharge Viavi and its affiliates from all liabilities to the extent existing or arising from any acts and events occurring or failing to occur, and all conditions existing, prior to the effective time of the contribution, including in connection with the implementation of the contribution, except as expressly set forth in the contribution agreement. The separation agreement provides that Viavi and its affiliates will release and discharge us and our affiliates from all liabilities to the extent existing or arising from any acts and events occurring or failing to occur, and all conditions existing, prior to the effective time of the contribution, including in connection with the implementation of the contribution, except as expressly set forth in the contribution agreement.

These releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the contribution, which agreements include, but are not limited to, the contribution agreement, the supply agreement, the tax matters agreement, the employee matters agreement, the intellectual property matters agreement, the escrow agreement and the local transfer documents executed in connection with the Separation.

Indemnification

In the contribution agreement, we agree to indemnify, defend and hold harmless Viavi, each of its affiliates and each of their respective directors, officers and employees, from and against all liabilities relating to, arising out of or resulting from:

●	any Lumentum Liabilities;
●

the failure of on our part to pay, perform or otherwise promptly discharge any Lumentum Liabilities or Lumentum contracts, in accordance with their respective terms, whether prior to or after the effective time of the distribution;

●	any guarantee, indemnification obligation, surety bond or other credit support agreement, arrangement, commitment or understanding by Viavi for our benefit, unless related to a JDSU Liability;
●

any breach by us of the contribution agreement or any of the ancillary agreements or any action by us in contravention of our amended and restated certificate of incorporation or amended and restated bylaws; and

●

any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the registration statement of which the information statement dated as of July 16, 2015 related to the Separation forms a part (the “Information Statement”), the Information Statement (as amended or supplemented) or any other disclosure document that describes the Separation, the contribution or the distribution or primarily relates to the transactions contemplated by the contribution agreement, other than any such statement or omission specifically relating to the JDSU Assets, the JDSU Liabilities or Viavi or its subsidiaries (other than us and our subsidiaries).

Viavi agrees to indemnify, defend and hold us harmless, along with each of our affiliates and all respective directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:

●	the JDSU Liabilities;
●

the failure of Viavi or any of its subsidiaries, other than us, to pay, perform or otherwise promptly discharge any of the JDSU Liabilities, in accordance with their respective terms, whether prior to or after the effective time of the distribution;

●

any guarantee, indemnification obligation, surety bond or other credit support agreement, arrangement, commitment or understanding by us for the benefit of Viavi, unless related to a Lumentum Liability;

●	any breach by Viavi or any of its subsidiaries, other than us, of the contribution agreement or any of the ancillary agreements; and
●

any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to information contained in the registration statement of which the Information Statement forms a part, the Information Statement (as amended or supplemented) or any other disclosure document that describes the Separation or the distribution or primarily relates to the transactions contemplated by the contribution agreement, but only to the extent specifically relating to the JDSU Assets, the JDSU Liabilities or Viavi or its subsidiaries (other than us and our subsidiaries).

The contribution agreement also establishes procedures with respect to claims subject to indemnification and related matters. Indemnification with respect to taxes will be governed solely by the tax matters agreement. Neither party’s indemnification obligations are subject to maximum loss clauses.

Related Person Transactions

OTHER RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Jeff von Richter, an employee of Lumentum since 2015 as a Supply Chain Manager, is the brother-in-law of Alan Lowe, our president and chief executive officer. For the fiscal year ended July 2, 2016, Mr. von Richter’s total compensation, including salary, bonus, 401(k) matching and the amount of stock-based compensation expense determined pursuant to accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures, was approximately $199,000. Mr. von Richter will also be eligible to participate in employee benefit plans generally available to our employees.

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

Our Audit Committee has the primary responsibility for reviewing and approving or ratifying related party transactions. We have a formal written policy providing that a related party transaction is any transaction between us and an executive officer, director, nominee for director, beneficial owner of more than 5% of any class of our capital stock, or any member of the immediate family of any of the foregoing persons, in which such party has a direct or indirect material interest and the aggregate amount involved exceeds $120,000. In reviewing any related party transaction, our Audit Committee is to consider the relevant facts and circumstances available to our Audit Committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our Audit Committee has determined that certain transactions will be deemed to be pre-approved by our Audit Committee, including certain executive officer and director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed the greater of $200,000 or 2% of the company’s total revenues, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally. If advance approval of a transaction is not feasible, the chair of our Audit Committee may approve the transaction and the transaction may be ratified by our Audit Committee in accordance with our formal written policy.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended July 2, 2016, all Section 16(a) filing requirements were satisfied on a timely basis with the exception of a Form 4 for Judy Hamel, our secretary and general counsel, which was due on September 15, 2015 but was filed on September 18, 2015 due to an administrative error.

Fiscal Year 2016 Annual Report and SEC Filings

Our financial statements for our fiscal year ended July 2, 2016 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this Proxy Statement. This Proxy Statement and our annual report are posted on our website at www.lumentum.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Lumentum Holdings Inc., Attention: Investor Relations, 400 North McCarthy Blvd, Milpitas, California 95035.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Milpitas, California
September 19, 2016

52   2016 Proxy Statement

APPENDIX A

LUMENTUM HOLDINGS, INC.
EXECUTIVE OFFICER PERFORMANCE-BASED
INCENTIVE PLAN

SECTION 1
BACKGROUND, PURPOSE AND DURATION

1.1 Effective Date. The Plan will become effective upon ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2016 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company. The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula. For purposes of applying the Maximum Award limitation, the Actual Award will be deemed to have been determined on the last day of the applicable Performance Period, so that if there are multiple Performance Periods ending in a particular Fiscal Year, in no event may the Actual Awards with respect to all such Performance Periods in the aggregate exceed the Maximum Award.

2.2 “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.3 “Base Salary” means as to any Performance Period, unless the Committee provides otherwise when establishing the Target Award, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans. For avoidance of doubt, “Base Salary” does not include performance-based cash incentives, commissions, equity compensation, incentive or other compensation.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change of Control” means

(a) The acquisition by any person (or related group of persons), whether by tender or exchange offer made directly to the Company’s stockholders, open market purchases or any other transaction or series of transactions, of stock of the Company that, together with stock of the Company held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the then outstanding stock of Company entitled to vote generally in the election of the members of Board;

(b) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which both (i) securities representing more than 50% of the total combined voting power of the surviving entity are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934), directly or indirectly, immediately after such merger or consolidation by persons who beneficially owned Company common stock immediately prior to such merger or consolidation and (ii) the members of Board immediately prior to the transaction (the “Existing Board”) constitute a majority of the Board of the surviving entity or its parent entity immediately after such merger or consolidation;

(c) any reverse merger in which Company is the surviving entity but in which either (i) persons who beneficially owned, directly or indirectly, Company common stock immediately prior to such reverse merger do not retain immediately after such reverse merger direct or indirect beneficial ownership of securities representing more than 50% of the total combined voting power of Company’s outstanding securities or (ii) the members of the Existing Board do not constitute a majority of the Board’s parent entity immediately after such reverse merger; or

(d) the sale, transfer or other disposition of all or substantially all of the assets of Company (other than a sale, transfer or other disposition to one or more subsidiaries of Company).

Appendix A

Notwithstanding the foregoing, to the extent that any amount constituting nonqualified deferred compensation within the meaning of Section 409A of the Code (including any applicable final, proposed or temporary regulations and other administrative guidance promulgated thereunder) would become payable under this Plan by reason of a Change of Control, such amount shall become payable only if the event constituting a Change of Control would also constitute a change in ownership or effective control of Company or a change in the ownership of a substantial portion of the assets of Company within the meaning of Section 409A of the Code.

2.6 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7 “Committee” means the Compensation Committee of the Board, or such other committee as may be designated by the Board to administer the Plan.

2.8 “Company” means Lumentum Holdings, Inc., a Delaware corporation, or any successor thereto.

2.9 “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under Section 162(m) of the Code.

2.10 “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

2.11 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.12 “Fiscal Year” means the fiscal year of the Company.

2.13 “Maximum Award” means as to any Participant for all Performance Periods ending during a Fiscal Year, $2,500,000.

2.14 “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.15 “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.16 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: share price, earnings per share, total stockholder return, operating margin, gross margin, return on equity, return on assets, return on investment, operating income, net operating income, pre-tax profit, net income, cash flow, revenue, expenses, earnings before any one or more of share-based compensation expense, interest, taxes, depreciation and amortization, economic value added, market share, personal management objectives, product development, completion of an identified special project, completion of a joint venture or other corporate transaction, and other measures of performance selected by the Committee. The Performance Goals may differ from Participant to Participant and from award to award. Any criteria used may be (A) measured in absolute terms, (B) measured in terms of growth, (C) compared to another company or companies, (D) measured against the market as a whole and/or according to applicable market indices, (E) measured against the performance of the Company as a whole or a segment of the Company and/or (F) measured on a pre-tax or post-tax basis (if applicable). Further, any Performance Goals may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index. Prior to the Determination Date, the Committee will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles (“GAAP”), or under a methodology (including non-GAAP adjustments) established by the Committee prior to the Determination Date and which is consistently applied with respect to a Performance Goal in the relevant Performance Period. In addition, the Committee will adjust any performance criteria, Performance Goal or other feature of an Actual or Target Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

2.17 “Performance Period” means any Fiscal Year or such other period as determined by the Committee in its sole discretion.

2.18 “Plan” means the Lumentum Holdings, Inc. Executive Officer Performance-Based Incentive Plan, as amended and restated, as set forth in this instrument and as hereafter amended from time to time.

2.19 “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.

2.20 “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

54   2016 Proxy Statement

Appendix A

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 Selection of Participants. The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2 Determination of Performance Goals. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for each Performance Period. Such Performance Goals shall be set forth in writing.

3.3 Determination of Target Awards.

(a) The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing. The Committee, in its discretion, may adjust any Performance Goal (or actual performance versus the Performance Goal) for the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, asset write-downs, litigation, claims, judgments or settlements, the effect of changes in tax law or other such laws or provisions affecting reported results, accruals for reorganization and restructuring programs, provided that any such adjustment is intended not to jeopardize the qualification of an Actual Award as performance-based compensation under Section 162(m) of the Code.

(b) If a Performance Goal is based on, or calculated with respect to, the Company’s common stock (such as increases in earnings per share, book value per share or other similar measures), then, if any corporate transaction occurs involving the Company (including, without limitation, any subdivision or combination or exchange of the outstanding shares of common stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of common stock, merger, consolidation, extraordinary cash distribution, redemption, stock issuance, or sale, lease or transfer of substantially all of the assets of the Company), the Compensation Committee shall make or provide for such adjustments in such Performance Goal as the Compensation Committee may in good faith determine to be equitably required to prevent dilution or enlargement of any increase or decrease in the rights of Participants.

3.4 Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Fiscal Year exceed the Maximum Award.

3.5 Date for Determinations. The Committee shall make all determinations under Sections 3.1 through 3.4 on or before the Determination Date.

3.6 Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine what Actual Award, if any, will be paid in the event of a Termination of Employment as the result of a Participant’s death or Disability or upon a Change of Control or in the event of a Termination of Employment following a Change of Control prior to the end of the Performance Period, and (c) determine what Actual Award, if any, will be paid in the event of a Termination of Employment other than as the result of a Participant’s death or Disability prior to a Change of Control and prior to the end of the Performance Period to the extent an Actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.

SECTION 4
PAYMENT OF AWARDS

4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment. Payment of each Actual Award shall be made as soon as practical following the determination and certification of the Actual Award as set forth in Section 3.6, but in no event later than the fifteenth day of the third month of the Fiscal Year following the date the Participant’s Actual Award has been earned and is no longer subject to a substantial risk of forfeiture; provided that the Committee may permit Participants to elect to defer payment of their Actual Awards in a manner satisfying the requirements of Section 409A of the Code.

Appendix A

4.3 Form of Payment. Each Actual Award shall be paid in cash (or its equivalent) in a single lump sum unless otherwise deferred in accordance with Section 4.2.

4.4 Compensation Recovery Policy. The Committee, in its sole discretion, may require Participant to forfeit, return or reimburse to the Company all or a portion of any Actual Award received in accordance with any then-effective Company compensation clawback or recovery policy, as may be established or amended from time to time. Any such policy generally shall be intended to apply substantially equally to all officers of the Company, except as the Committee (or the Board or a committee of the Board, as determined by the Board), in its discretion, determines is reasonably necessary or appropriate to comply with applicable laws.

SECTION 5
ADMINISTRATION

5.1 Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

5.2 Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

5.3 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company to the extent that the delegation would not jeopardize the qualification of an Actual Award as performance-based compensation under Section 162(m) of the Code.

SECTION 6
GENERAL PROVISIONS

6.1 Tax Withholding. The Company shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant employment tax obligations).

6.2 Section 409A of the Code. It is intended that all bonuses payable under this Plan will be exempt from the requirements of Section 409A of the Code pursuant to the “short-term deferral” exemption or, in the alternative, will comply with the requirements of Section 409A of the Code so that none of the payments and benefits to be provided under this Plan will be subject to the additional tax imposed under Section 409A of the Code, and any ambiguities or ambiguous terms herein shall be interpreted to so comply or be exempt. Each payment and benefit payable under this Plan is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company may, in good faith and without the consent of any Participant, make any amendments to this Plan and take such reasonable actions which it deems necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to actual payment to the Participant. However, unless explicitly determined otherwise in writing by the Committee, in no event will the Company or any Affiliate pay or reimburse any Participant for any taxes or other costs that may be imposed on the Participant as a result of Section 409A of the Code or any other section of the Code or other tax rule or regulation.

6.3 No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate, as applicable, to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during and after a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.4 Participation. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

6.5 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment

56   2016 Proxy Statement

Appendix A

in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.6 Successors. All obligations of the Company and any Affiliate under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company and/or such Affiliate, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company or such Affiliate.

6.7 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

6.8 Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

SECTION 7
AMENDMENT, SUSPENSION, TERMINATION

7.1 Amendment and Termination. The Board or Compensation Committee of the Board may amend, alter, suspend or terminate the Plan.

7.2 Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with applicable laws.

7.3 Consent of Participants Generally Required. Subject to Section 0, no amendment, alteration, suspension or termination of the Plan or an award under it will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Compensation Committee, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Compensation Committee’s ability to exercise the powers granted to it regarding awards established under the Plan prior to such termination.

7.4 Exceptions to Consent Requirement.

(a) A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Compensation Committee, in its sole discretion, determines that the amendment, alteration, suspension or termination does not materially impair the Participant’s rights, and

(b) Subject to any limitations of applicable laws, the Compensation Committee may amend the terms of any awards under the Plan without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done:

(i) in a manner permitted under the Plan;

(ii) to avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to actual payment to the Participant;

(iii) to comply with other applicable laws; or

(iv) as necessary based on rulings or guidance issued to ensure compliance with the requirements of Section 162(m) of the Code.

SECTION 8
LEGAL CONSTRUCTION

8.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.3 Requirements of Law. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4 Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

8.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

APPENDIX B

LUMENTUM HOLDINGS INC.
2015 EQUITY INCENTIVE PLAN

(As Amended and Restated ____________, 2016)

1. Establishment and Purpose of the Plan. The Lumentum Holdings Inc. Amended and Restated 2015 Equity Incentive Plan was originally adopted effective as of June 23, 2015, the date of its approval by JDS Uniphase Corporation, the sole stockholder of the Company (the “Effective Date”). The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Active Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct, material violation of any applicable Company or Related Entity policy, or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(i) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(k) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

58   2016 Proxy Statement

Appendix B

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Lumentum Holdings, Inc., a Delaware corporation.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Active Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Active Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(q) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means a disability as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion. Notwithstanding the foregoing, Section 409A Deferred Compensation payable pursuant to the Plan on account of the Disability of a Grantee shall be paid only if and when such Grantee has become disabled within the meaning of Section 409A.

(u) “Dividend Equivalent Right” means a right entitling the Grantee to compensation or to a credit for the account of such Grantee measured by cash dividends paid with respect to Common Stock.

(v) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment,

Appendix B

as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Fair Market Value” means, as of any date, the value of one share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sale price of a Share as quoted on such exchange or system on the date of determination (or, if no closing sale price was reported on that date, on the last trading date such closing sale price was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable, provided that, if applicable, the Fair Market Value of a Share shall be determined in a manner that complies with Section 409A; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y) “Full Value Award” means the grant of Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares under the Plan with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant.

(z) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(aa) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(bb) “Incentive Stock Option” means an Option intended to qualify, and which does qualify, as an incentive stock option within the meaning of Section 422 of the Code.

(cc) “Non-Qualified Stock Option” means an Option not intended to qualify, or which does not qualify, as an Incentive Stock Option.

(dd) “JDS Uniphase Corporation Separation” means the spin-off of the Company from JDS Uniphase Corporation pursuant to that certain Separation and Distribution Agreement between the Company and JDS Uniphase Corporation.

(ee) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ff) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(gg) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(hh) “Performance Award Formula” means a formula or table established by the Administrator which provides the method of determining the compensation payable pursuant to an Award based on one or more levels of attainment of specified Performance Criteria measured as of the end of the applicable Performance Period. A Performance Award Formula may include a minimum, maximum, target level and intermediate levels of Performance Criteria, with the final value of an Award determined by applying the Performance Award Formula to the specified Performance Criteria level attained during the applicable Performance Period. A target level of performance may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Administrator.

(ii) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(jj) “Performance Criteria” means any one of, or combination of, the following: (i) share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) net income, (xiii) cash flow, (xiv) revenue, (xv) expenses, (xvi) earnings before any one or more of share-based compensation expense, interest, taxes, depreciation and amortization, (xvii) economic value added, (xviii) market share, (xix) personal management objectives, (xx) product development, (xxi) completion of an identified special project, (xxii) completion of a joint venture or other corporate transaction, and (xxiii) other measures of performance selected by the Administrator. Performance Criteria shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with

60   2016 Proxy Statement

Appendix B

generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Administrator prior to the grant of the applicable Award. As specified by the Administrator, Performance Criteria may be calculated with respect to the Company and each Subsidiary consolidated therewith for financial reporting purposes, one or more Subsidiaries or such division or other business unit of any of them selected by the Administrator. Performance Criteria may be measured relative to a peer group or index, as specified by the Administrator. Unless otherwise determined by the Administrator prior to the grant of the applicable Award, the Performance Criteria shall be calculated excluding the effect (whether positive or negative) on the Performance Criteria of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the Performance Criteria applicable to the Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award.

(kk) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ll) “Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Criteria established by the Administrator.

(mm) “Performance Units” means an Award which may be earned in whole or in part based upon attainment of Performance Criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(nn) “Plan” means this 2015 Equity Incentive Plan, as may be amended from time to time.

(oo) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(pp) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(qq) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(rr) “Restricted Stock Unit” means a grant of a right to receive in cash or stock, as established by the Administrator, the market value of one Share.

(ss) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(tt) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(uu) “Section 409A” means Section 409A of the Code.

(vv) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(ww) “Share” means a share of the Common Stock.

(xx) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Shares Subject to the Plan.

(a) Maximum Number of Shares Issuable. Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is eleven million five hundred thousand (11,500,000) Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Share Counting. Any Shares subject to an Award will be counted against the numerical limits of this Section 3 as one (1) Share for every Share subject thereto. Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) or settled in cash shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company for an amount not greater than their original purchase price, such Shares shall become available for future grant under the Plan. With respect to Options and SARs, the gross number of Shares subject to the Award will cease to be available under the Plan (whether or not the Award is net settled for a lesser number of Shares, or if Shares are utilized to exercise such an Award). In addition, if Shares are withheld to pay any withholding taxes applicable to an Award, then the gross number of Shares subject to such Award will cease to be available under the Plan.

Appendix B

(c) Assumption or Replacement of Awards. The Administrator may, without affecting the number of Shares reserved or available for issuance hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code; provided, however, that Shares subject to Awards issued or assumed pursuant to the Plan with respect to awards for shares of the common stock of JDS Uniphase Corporation in connection with the JDS Uniphase Corporation Separation shall reduce the aggregate number of Shares remaining available for issuance pursuant to the Plan set forth in Section 3(a).

4. Administration of the Plan.

(a) Plan Administrator.

(i) Authority of Administrator. The Plan shall be administered by the Administrator. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Administrator, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Administrator in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

(ii) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(iii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iv) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards intended to qualify as Performance-Based Compensation to any Covered Employee or other Employee reasonably expected to become a Covered Employee shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee. Unless otherwise permitted in compliance with the requirements under Section 162(m) of the Code with respect to each Award intended to result in the payment of Performance-Based Compensation, the Administrator shall establish in writing the Performance Criteria and Performance Award Formula no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period or (B) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Criteria remains substantially uncertain. Once established, the Performance Criteria and Performance Award Formula applicable to an Award intended to result in the payment of Performance-Based Compensation to a Covered Employee shall not be changed. Following the completion of the Performance Period applicable to such Award, the Administrator shall certify in writing the extent to which the applicable Performance Criteria have been attained and the resulting final value of the Award earned by the Grantee and to be paid upon its settlement in accordance with the applicable Performance Award Formula. Notwithstanding the foregoing, the Administrator shall have the discretion, on the basis of such criteria as may be established by the Administrator, to reduce some or all of the value of an Award that would otherwise be paid to a Covered Employee upon its settlement notwithstanding the attainment of any Performance Criteria and the resulting value of the Award determined in accordance with the Performance Award Formula; provided, however, that no such reduction may result in an increase in the amount payable upon settlement of another Grantee’s Award that is intended to result in Performance-Based Compensation.

(v) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

62   2016 Proxy Statement

Appendix B

(iv) to determine whether an Award granted to a Covered Employee shall be intended to result in Performance-Based Compensation and the applicable Performance Criteria, Performance Period and Performance Award Formula;

(v) to approve forms of Award Agreements for use under the Plan;

(vi) to determine the terms and conditions of any Award granted hereunder;

(vii) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would have a materially adverse effect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(ix) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(x) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Common Stock is present or represented by proxy, the Administrator shall not approve a program providing for either (i) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a Share (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (ii) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section 4(c) shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 10.

(d) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to handle and defend the same.

5. Eligibility.

(a) Persons Eligible for Awards. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

(b) Participation in the Plan. Awards are granted solely at the discretion of the Administrator. Eligibility to be granted an Award shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.

6. Terms and Conditions of Awards.

(a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of Performance Criteria or other conditions. Such awards include, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become

Appendix B

exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any Performance Criteria established by the Administrator. Partial achievement of any specified Performance Criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. Consistent with the requirements of Section 409A, if applicable, and other Applicable Laws, the Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Section 162(m) Award Limits. The maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company shall be 1,000,000 Shares. The maximum dollar amount that may become payable to any Grantee in any fiscal year of the Company under Performance Unit Awards or other Awards denominated in U.S. dollars shall be $20,000,000. In connection with a Grantee’s (i) commencement of Continuous Active Service or (ii) first promotion in any fiscal year of the Company, a Grantee may be granted Awards for up to an additional 1,000,000 Shares or U.S. dollar denominated Awards providing for payment in any fiscal year of the Company of up to an additional $20,000,000, which shall not count against the limits set forth in the preceding sentences of this subsection (g). The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Awards are canceled, the canceled Awards shall continue to count against the maximum number of Shares or dollar amount with respect to which Awards may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR. If the vesting or receipt of Shares under the Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to the Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(ii) Nonemployee Director Award Limits. No Director who is not also an Employee shall be granted within any fiscal year of the Company one or more Awards pursuant to the Plan which in the aggregate are for more than a number of Shares determined by dividing $500,000 by the Fair Market Value of a Share determined on the last trading day immediately preceding the date on which the applicable Award is granted to such Director.

(iii) Minimum Vesting. Except with respect to five percent (5%) of the maximum number of Shares issuable under the Plan pursuant to Section 3(a), no Award which vests on the basis of the Grantee’s Continuous Active Service shall vest earlier than one year following the date of grant of such Award; provided, however, that such limitation shall not preclude the acceleration of vesting of such Award upon the death, disability, or involuntary termination of Service of the Grantee or in connection with a Corporate Transaction, as determined by the Administrator in its discretion.

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Option or SAR shall be no more than eight (8) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the

64   2016 Proxy Statement

Appendix B

voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Subject to the foregoing, unless otherwise specified by the Administrator in the grant of an Option or SAR, each Option and SAR shall terminate eight (8) years after the date of grant of such Award, unless earlier terminated in accordance with its provisions.

(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator. Notwithstanding the foregoing but subject to Applicable Laws and local procedures, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such later date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of a SAR, the base amount on which the stock appreciation is calculated shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of other Awards, such price as is determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d) above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for such period, if any, as required by the Company to avoid adverse accounting treatment;

(iv) with respect to Options, by delivery of a properly executed exercise notice followed by a procedure pursuant to which (A) the Company will reduce the number of Shares otherwise issuable to the Grantee upon the exercise of the Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the Shares with respect to which the Option is exercised, and (B) the Grantee shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole Shares to be issued;

(v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

Appendix B

(vi) any combination of the foregoing methods of payment.

(c) Taxes.

(i) Tax Withholding in General. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax (including social insurance) withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company or Related Entity employing the Grantee shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

(ii) Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Grantee upon the exercise or settlement of an Award, or to accept from the Grantee the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company or Related Entity employing the Grantee. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Grantee to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the Shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of the Company or Related Entity employing the Grantee and to remit an amount equal to such tax withholding obligations to such employer in cash.

8. Exercise of Award.

(a) Procedure for Exercise.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement; provided however, that no Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option or SAR (except in the event of such Employee’s death, disability or retirement, upon a Corporate Transaction, or as otherwise permitted by the Worker Economic Opportunity Act).

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v).

(b) Exercise of Award Following Termination of Continuous Active Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Active Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Active Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Active Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Common Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the maximum number of Shares with respect to which Awards may be

66 2016 Proxy Statement

Appendix B

granted to any Grantee in any fiscal year of the Company set forth in Section 6(g)(i), and in the exercise or purchase price per Share under any outstanding Award in order to prevent dilution or enlargement of Grantees’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. The Administrator in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Criteria, Performance Award Formulas and Performance Periods. The adjustments determined by the Administrator pursuant to this Section shall be final, binding and conclusive.

11. Corporate Transactions.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction.

(c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option the exercisability of which is accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.

12. Compliance with Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A, as determined by the Administrator in good faith, to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with any Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A. In connection with effecting such compliance with Section 409A, the following shall apply:

(a) Notwithstanding anything to the contrary in the Plan, to the extent required to avoid tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan on account of, and during the six (6) month period immediately following, the Grantee’s termination of Continuous Active Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s “separation from service” within the meaning of Section 409A (or the Grantee’s death, if earlier).

(b) Neither any Grantee nor the Company shall take any action to accelerate or delay the payment of any amount or benefits under an Award in any manner which would not be in compliance with Section 409A.

(c) Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent that any Section 409A Deferred Compensation would become payable under the Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting the Corporate Transaction would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which would result in the payment of Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Corporate Transaction as a result of the failure of the Award to be Assumed or Replaced in accordance with Section 11(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Corporate Transaction into a right to receive, in cash on the date or dates such Award would have been settled in accordance with its then existing settlement schedule, an amount or amounts equal in the aggregate to an amount which preserves the compensation element of the Award at the time of the Corporate Transaction.

(d) Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A.

(e) Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any tax or penalty on any Grantee under Section 409A and neither the Company nor the Administrator will have any liability to any Grantee for such tax or penalty.

13. Term of Plan. The Plan shall continue in effect for a term of ten (10) years from the Effective Date, unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

Appendix B

14. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vii) or this Section 14(a). Notwithstanding any other provision of the Plan to the contrary, the Board may, in its sole and absolute discretion and without the consent of any participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 13, above) shall adversely affect any rights under Awards already granted to a Grantee.

15. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. Rights as a Stockholder.

(a) A Grantee shall have no rights as a stockholder with respect to any Shares covered by an Award until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued, except as provided in Section 10 or another provision of the Plan.

(b) Except as provided in any Award Agreement, during any period in which Shares acquired pursuant to an Award remain subject to vesting conditions, the Grantee shall have all of the rights of a stockholder of the Company holding shares of Common Stock, including the right to vote such Shares and to receive all dividends and other distributions paid with respect to such Shares; provided, however, that if so determined by the Administrator and provided by the Award Agreement, such dividends and distributions shall be subject to the same vesting conditions as the Shares subject to the Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Common Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 10, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which Grantee is entitled by reason of the Grantee’s Award shall be immediately subject to the same vesting conditions as the Shares subject to the Award with respect to which such dividends or distributions were paid or adjustments were made.

17. Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the Shares acquired pursuant to an Award and shall deliver such Shares to or for the benefit of the Grantee by means of one or more of the following: (a) by delivering to the Grantee evidence of book entry shares of Common Stock credited to the account of the Grantee, (b) by depositing such Shares for the benefit of the Grantee with any broker with which the Grantee has an account relationship, or (c) by delivering such Shares to the Grantee in certificate form.

18. Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

19. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Active Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Active Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Active Service has been terminated for Cause for the purposes of this Plan.

20. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

21. Forfeiture Events.

(a) The Administrator may specify in an Award Agreement that the Grantee’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Continuous Active Service for Cause or any act by a Grantee, whether before or after termination of Continuous Active

68 2016 Proxy Statement

Appendix B

Service, that would constitute Cause for termination of Continuous Active Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws, including, without limitation, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Grantee who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Grantee during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Grantee from the sale of securities of the Company during such twelve- (12-) month period.

22. No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Related Entity’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Related Entity to take any action which such entity deems to be necessary or appropriate.

23. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

24. Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

APPENDIX C

RECONCILIATION OF GAAP AND NON-GAAP
FINANCIAL MEASURES

Lumentum provides investors with gross margin and operating margin on a non-GAAP basis. Lumentum believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s ongoing operations and enable more meaningful period to period comparisons. Specifically, the Company believes that providing this information allows investors to better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such operating performance. However, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in this Proxy Statement should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Non-GAAP gross margin and non-GAAP operating margin exclude (i) workforce related charges such as severance, retention bonuses and employee relocation costs related to formal restructuring plans, (ii) costs for facilities not required for ongoing operations, and costs related to the relocation of certain equipment from these facilities and/or contract manufacturer facilities, (iii) stock-based compensation, (iv) amortization of intangibles, and (v) other non-recurring charges comprising mainly of one-time provision for excess and obsolete inventory, acquisition, integration, litigation and other costs and contingencies unrelated to current and future operations including post-separation activities such as small site consolidations, reorganizations, insourcing or outsourcing of activities, severance related costs and transition related costs for the separation from Viavi. Management does not believe that these items are reflective of the Company’s underlying operating performance. The presentation of these and other similar items in Lumentum’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

A quantitative reconciliation between GAAP and non-GAAP financial data with respect to historical periods is included in the table below.

70 2016 Proxy Statement

Appendix C

LUMENTUM HOLDINGS INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in millions, except per share data)
(unaudited)

	Twelve Months Ended
	July 2, 2016	June 27, 2015
Gross profit on GAAP basis	$277.3	$257.9
Stock-based compensation	6.1	5.1
Other charges related to non-recurring activities (a)	7.2	1.6
Amortization of acquired developed technologies	6.8	7.6
Restructuring and related charges	0.3	—
Gross profit on non-GAAP basis	$297.7	$272.2

Research and development on GAAP basis	$141.1	$140.8
Stock-based compensation	(9.0)	(7.4)
Other charges related to non-recurring activities (a)	(0.7)	(0.2)
Research and development on non-GAAP basis	$131.4	$133.2

Selling, general and administrative on GAAP basis	$117.3	$128.9
Stock-based compensation	(11.8)	(14.7)
Other charges related to non-recurring activities (a)	(21.9)	(19.8)
Amortization of intangibles	(0.4)	(0.4)
Selling, general and administrative on non-GAAP basis	$83.2	$94.0

Income (loss) from operations on GAAP basis	$11.5	$(23.4)
Stock-based compensation	26.9	27.2
Other charges related to non-recurring activities (a)	29.8	21.6
Amortization of intangibles	7.2	8.0
Restructuring and related charges	7.7	11.6
Income (loss) from operations on non-GAAP basis	$83.1	$45.0

Income (loss) before income taxes on GAAP basis	$9.7	$(24.5)
Stock-based compensation	26.9	27.2
Other charges related to non-recurring activities (a)	29.8	21.6
Amortization of intangibles	7.2	8.0
Restructuring and related charges	7.7	11.6
Unrealized (gain) loss on derivative liability	0.6	—
Income (loss) before income taxes on non-GAAP basis	$81.9	$43.9

Provision for income taxes on GAAP basis	$0.4	$(21.1)
Non-cash income tax (benefit) expense	2.6	19.1
Provision (benefit) for income taxes on non-GAAP basis	$3.0	$(2.0)

Net income (loss) on GAAP basis	$9.3	$(3.4)
Stock-based compensation	26.9	27.2
Other charges related to non-recurring activities (a)	29.8	21.6
Amortization of intangibles	7.2	8.0
Restructuring and related charges	7.7	11.6
Unrealized (gain) loss on derivative liability	0.6	—
Non-cash income tax (benefit) expense	(2.6)	(19.1)
Net income on non-GAAP basis	$78.9	$45.9

Net income per share on non-GAAP basis	$1.29	$0.78

Shares used in per share calculation - diluted on GAAP and non-GAAP basis	61.2	58.8
(a)	Other charges related to non-recurring activities for the twelve months ended July 2, 2016 include provision for excess and obsolete inventory relating to certain 3D sensing products, acquisition, integration, litigation and other costs and contingencies unrelated to current and future operations including post-separation activities such as small site consolidations, reorganizations, insourcing or outsourcing of activities, severance related costs and transition related costs for the separation from Viavi.

LUMENTUM HOLDINGS INC.
400 NORTH MCCARTHY BLVD.
MILPITAS, CA 95035

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LITE

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E13879-P82081	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
LUMENTUM HOLDINGS INC.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Martin A. Kaplan	☐	☐	☐

	1b.	Harold L. Covert	☐	☐	☐

	1c.	Penelope A. Herscher	☐	☐	☐

	1d.	Samuel F. Thomas	☐	☐	☐

	1e.	Brian J. Lillie	☐	☐	☐

	1f.	Alan S. Lowe	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2.	To approve the Executive Officer Performance-Based Incentive Plan		☐	☐	☐

		For	Against	Abstain

3.	To approve the Amended and Restated 2015 Equity Incentive Plan	☐	☐	☐

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2017	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E13880-P82081

LUMENTUM HOLDINGS INC.
Annual Meeting of Stockholders
November 4, 2016 8:30 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Alan Lowe, Aaron Tachibana and Judy Hamel, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of LUMENTUM HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders which will be a virtual only meeting conducted via the Internet, to be held at 8:30 AM, PDT on November 4, 2016, at www.virtualshareholdermeeting.com/LITE, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side